                                   EXHIBIT 2.1

                      AGREEMENT AND PLAN OF REORGANIZATION

                      AGREEMENT AND PLAN OF REORGANIZATION


                                 BY AND BETWEEN


                               CVB FINANCIAL CORP.


                                       AND


                             ORANGE NATIONAL BANCORP









                                  MAY 18, 1999

                      AGREEMENT AND PLAN OF REORGANIZATION



                                TABLE OF CONTENTS


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ARTICLE 1.        DEFINITIONS...............................................................1

ARTICLE 2.        TERMS OF MERGER AND BANK MERGER...........................................7

        2.2    Stock of ONB.................................................................8

               2.2.1  Conversion of ONB Stock...............................................8

               2.2.2  ONB Perfected Dissenting Shares.......................................8

               2.2.3  Shares Held by CVB or CBB.............................................8

               2.2.4  Dividends, Splits Etc.................................................8

        2.3    Effect on CVB Stock..........................................................8

        2.4    Fractional Shares............................................................9

        2.5    Exchange Procedures..........................................................9

        2.6    Directors of Surviving Corporation..........................................11

        2.7    Executive Officers of Surviving Corporation.................................11

        2.8    Effect of Bank Merger and Surviving Bank....................................11

        2.9    Directors of Surviving Bank.................................................11

        2.10   Executive Officers of Surviving Bank........................................11

ARTICLE 3.        THE CLOSING..............................................................11

        3.1    Closing Date................................................................11

        3.2    Execution of Agreements.....................................................12

        3.3    Further Assurances..........................................................12

ARTICLE 4.        REPRESENTATIONS AND WARRANTIES OF ONB....................................12

        4.1    Incorporation, Standing and Power...........................................12

        4.2    Capitalization..............................................................12

        4.3    Subsidiaries................................................................13

        4.4    Financial Statements........................................................13

        4.5    Reports and Filings.........................................................14

        4.6    Authority of ONB............................................................14

        4.7    Insurance...................................................................15

        4.8    Personal Property...........................................................15

        4.9    Real Estate.................................................................15

        4.10   Litigation..................................................................16

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        4.11   Taxes.......................................................................16

        4.12   Compliance with Laws and Regulations........................................18

        4.13   Performance of Obligations..................................................20

        4.14   Employees...................................................................20

        4.15   Brokers and Finders.........................................................20

        4.16   Material Contracts..........................................................20

        4.17   Certain Material Changes....................................................22

        4.20   Employee Benefit Plans......................................................23

        4.21   Corporate Records...........................................................26

        4.22   Accounting Records..........................................................26

        4.23   Offices and ATMs............................................................26

        4.24   Operating Losses............................................................26

        4.25   Loan Portfolio..............................................................26

        4.26   Investment Securities.......................................................27

        4.27   Power of Attorney...........................................................27

        4.28   Facts Affecting Regulatory Approvals........................................27

        4.29   Accounting and Tax Matters..................................................27

        4.30   Indemnification.............................................................27

        4.31   Community Reinvestment Act..................................................27

        4.32   Derivative Transactions.....................................................27

        4.33   Trust Administration........................................................28

        4.34   Disclosure Documents and Applications.......................................28

        4.35   Intellectual Property.......................................................28

        4.36   Year 2000...................................................................28

        4.37   Insider Loans; Other Transactions...........................................29

        4.38   Registration Obligation.....................................................29

        4.39   SBA Lending.................................................................29

        4.40   Accuracy and Currentness of Information Furnished...........................29

ARTICLE 5.        REPRESENTATIONS AND WARRANTIES OF CVB....................................29

        5.1    Incorporation, Standing and Power...........................................29

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        5.2    Capitalization..............................................................30

        5.3    Financial Statements........................................................30

        5.4    Reports and Filings.........................................................30

        5.5    Authority...................................................................31

        5.6    Subsidiaries................................................................31

        5.7    Brokers and Finders.........................................................32

        5.8    Insurance...................................................................32

        5.9    Certain Material Changes....................................................32

        5.10   Licenses and Permits........................................................32

        5.11   Compliance with Laws and Regulations........................................33

        5.12   Corporate Records...........................................................33

        5.13   Accounting Records..........................................................33

        5.14   Facts Affecting Regulatory Approvals........................................33

        5.15   Accounting and Tax Matters..................................................33

        5.16   Disclosure Documents and Applications.......................................33

        5.17   AMEX Listing................................................................33

        5.18   Employees...................................................................34

        5.19   Year 2000...................................................................34

        5.20   Litigation..................................................................34

        5.21   Taxes.......................................................................34

        5.22   Performance of Obligations..................................................35

        5.23   Employee Benefit Plans......................................................35

        5.24   Community Reinvestment Act..................................................36

        5.25   Derivative Transactions.....................................................36

        5.26   Intellectual Property.......................................................36

        5.27   Accuracy and Currentness of Information Furnished...........................36

ARTICLE 6.        COVENANTS OF ONB PENDING EFFECTIVE TIME OF THE MERGER....................36

        6.1    Limitation on Conduct Prior to Effective Time of the Merger.................36

        6.2    Affirmative Conduct Prior to Effective Time of the Merger...................40

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        6.3    Access to Information.......................................................41

        6.4    Review by Accountants.......................................................42

        6.5    Filings.....................................................................42

        6.6    Notices; Reports............................................................42

        6.7    ONB Shareholders' Meeting...................................................43

        6.8    Certain Loans and Other Extensions of Credit................................43

        6.9    Applications................................................................44

        6.10   Affiliate Agreements........................................................44

        6.11   Coordination of Dividends...................................................44

        6.12   Bank Merger.................................................................44

        6.13   Mortgage Brokerage..........................................................44

ARTICLE 7.        COVENANTS OF CVB PENDING EFFECTIVE TIME OF THE MERGER....................45

        7.1    Limitation on Conduct Prior to Effective Time of the Merger.................45

        7.2    Affirmative Conduct of CVB and Subsidiaries Prior to Effective Time of
               the Merger..................................................................45

        7.3    Access to Information.......................................................45

        7.4    Filings.....................................................................46

        7.5    Applications................................................................46

        7.6    Blue Sky....................................................................47

        7.7    Notices; Reports............................................................47

        7.8    Removal of Conditions.......................................................47

        7.9    Stock Options...............................................................47

        7.10   Reservation, Issuance and Registration of CVB Stock.........................48

        7.11   AMEX Listing................................................................48

        7.12   CVB Shareholders' Meeting...................................................48

ARTICLE 8.        ADDITIONAL COVENANTS.....................................................48

        8.1    Best Efforts................................................................48

        8.2    Public Announcements........................................................49

        8.3    Environmental Assessment and Remediation....................................49

        8.4    Execution of Stock Option Agreement.........................................49
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ARTICLE 9.        CONDITIONS PRECEDENT TO THE MERGER.......................................50

        9.1    Shareholder Approval........................................................50

        9.2    No Judgments or Orders......................................................50

        9.3    Regulatory Approvals........................................................50

        9.4    Securities Laws.............................................................50

        9.5    Listing.....................................................................50

        9.6    Tax Opinions................................................................50

        9.7    Pooling of Interests........................................................50

ARTICLE 10.       CONDITIONS PRECEDENT TO THE OBLIGATIONS OF ONB...........................51

        10.1   Legal Opinion...............................................................51

        10.2   Representations and Warranties; Performance of Covenants....................51

        10.3   Authorization of Merger.....................................................51

        10.4   Absence of Certain Changes..................................................51

        10.5   Officers' Certificate.......................................................52

        10.6   Fairness Opinion............................................................52

ARTICLE 11.       CONDITIONS PRECEDENT TO OBLIGATIONS OF CVB...............................52

        11.1   Legal Opinion...............................................................52

        11.2   Representations and Warranties; Performance of Covenants....................52

        11.3   Authorization of Mergers....................................................53

        11.4   Third-Party Consents........................................................53

        11.5   Absence of Certain Changes..................................................53

        11.6   Officers' Certificate.......................................................53

        11.7   Fairness Opinion............................................................53

        11.8   Shareholder's Agreements....................................................53

        11.9   Agreements Not to Compete...................................................53

        11.10  Affiliates Agreements.......................................................53

        11.11  Employee Benefit Plans......................................................54

        11.12  Dissenting Shares...........................................................54

        11.13  Resignations................................................................54

ARTICLE 12.       EMPLOYEE BENEFITS........................................................54
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        12.1   Employee Benefits...........................................................54

ARTICLE 13.       TERMINATION..............................................................54

        13.1   Termination.................................................................54

        13.2   Termination Date............................................................55

        13.3   Effect of Termination.......................................................56

        13.4   Force Majeure...............................................................56

ARTICLE 14.       MISCELLANEOUS............................................................56

        14.1   Expenses....................................................................56

        14.2   Notices.....................................................................57

        14.3   Successors and Assigns......................................................57

        14.4   Counterparts................................................................57

        14.5   Effect of Representations and Warranties....................................58

        14.6   Third Parties...............................................................58

        14.7   Lists; Exhibits; Integration................................................58

        14.8   Knowledge...................................................................58

        14.9   Governing Law...............................................................58

        14.10  Captions....................................................................58

        14.11  Severability................................................................58

        14.12  Waiver and Modification; Amendment..........................................58

        14.13  Attorneys' Fees.............................................................59
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

               THIS AGREEMENT AND PLAN OF REORGANIZATION ("Agreement") is made and entered into as of the 18th day of May 1999, by and between CVB FINANCIAL CORP., a California corporation ("CVB"), and ORANGE NATIONAL BANCORP, a California corporation ("ONB").

               WHEREAS, the Boards of Directors of CVB and ONB deem advisable and in the best interests of their respective shareholders the merger of ONB with and into CVB (the "Merger") upon the terms and conditions set forth herein and in accordance with the California General Corporation Law (the "CGCL") (CVB, following the effectiveness of the Merger, being hereinafter sometimes referred to as the "Surviving Corporation");

               WHEREAS, the Boards of Directors of CVB and ONB have approved the Merger pursuant to this Agreement and the Agreement of Merger by and between CVB and ONB (the "Agreement of Merger"), in substantially the form of Exhibit A attached hereto, pursuant to which ONB will merge with and into CVB and each outstanding share of ONB common stock, no par value ("ONB Stock"), excluding any ONB Perfected Dissenting Shares (as defined below), will be converted into the right to receive a specified amount of CVB common stock, no par value ("CVB Stock"), upon the terms and subject to the conditions set forth herein; and

               WHEREAS, the Boards of Directors of CVB and ONB deem advisable and in the best interests of their respective shareholders that immediately following the Merger, upon the terms and conditions set forth in the Agreement of Bank Merger, substantially in the form of Exhibit B attached hereto, and in accordance with the CGCL and the California Financial Code (the "CFC"), that Orange National Bank, a national banking association ("Orange"), be merged (the "Bank Merger") with, and into, Citizens Business Bank, a California banking corporation ("CBB") (Citizens Business Bank, following the effectiveness of the Bank Merger, being hereinafter sometimes referred to as the "Surviving Bank");

               WHEREAS, the Merger and the Bank Merger are each intended to qualify as a tax-free reorganization within the meaning of the provisions of
Section 368 of the Internal Revenue Code of 1986, as amended (the "Code").

               NOW, THEREFORE, on the basis of the foregoing recitals and in consideration of the mutual covenants, agreements, representations and warranties contained herein, the parties hereto do covenant and agree as follows:


                                   ARTICLE 1.

                                   DEFINITIONS

               Except as otherwise expressly provided for in this Agreement, or unless the context otherwise requires, as used throughout this Agreement the following terms shall have the respective meanings specified below:

               "Affiliate" of, or a person "Affiliated" with, a specific person(s) is a person that directly or indirectly, through one or more intermediaries, controls, or is controlled by, or is under common control with, the person(s) specified.

               "Affiliated Group" means, with respect to any entity, a group of entities required or permitted to file consolidated, combined or unitary Tax Returns (as defined herein).

               "Agreement of Merger" has the meaning set forth in the second recital of this Agreement.

               "Agreement of Bank Merger" has the meaning set forth in the third recital of this Agreement.

               "AMEX" means the American Stock Exchange or any successor thereto.

               "Average Closing Price" means the average of the daily closing price of a share of CVB Stock reported on the American Stock Exchange during the 15 consecutive trading days ending at the end of the fifth trading day immediately preceding the Effective Time of the Merger (as defined herein).

               "Bank Merger" means the merger of Orange with and into CBB.

               "Benefit Arrangements" has the meaning set forth in Section
4.20.2.

               "BHC Act" means the Bank Holding Company Act of 1956, as amended.

               "Business Day" means any day other than a Saturday, Sunday or day on which a bank chartered under the laws of the State of California is closed.

               "CBB" means Citizens Business Bank, a wholly owned subsidiary of CVB.

               "CFC" means California Financial Code.

               "CGCL" has the meaning set forth in the second recital of this Agreement.

               "CVB" means CVB Financial Corp.

               "Certificates" has the meaning set forth in Section 2.5.2.

               "Classified Credits" has the meaning set forth in Section 6.8.

               "Closing" means the consummation of the Merger and the Bank Merger provided for in Article 2 of this Agreement on the Closing Date (as defined herein) at the offices of Manatt, Phelps & Phillips, LLP, 11355 West Olympic Boulevard, Los Angeles, California 90064, or at such other place as the parties may agree upon.

               "Closing Date" means the date which is the first Friday, or such other day mutually agreed to by the parties hereto, which follows the last to occur of (i) the approval of this Agreement and the transactions contemplated hereby by the shareholders of ONB and CVB, as necessary, (ii) the receipt of all permits, authorizations, approvals and consents specified in Section 9.3 hereof, and (iii) the expiration of all applicable notice and waiting periods under the law; provided, however, that if the Closing shall not have occurred by December 15, 1999, CVB shall have the discretion to delay the Closing until the first Friday after January 15, 2000 following the last to occur of (i), (ii) and (iii) above.

               "Code" shall have the meaning set forth in the fourth recital of this Agreement.

               "Commissioner" means the Commissioner of the Department of Financial Institutions of the State of California.

               "Competing Transaction" has the meaning set forth in Section 6.1.14.

               "Comptroller" means the Comptroller of the Currency.

               "Conversion Ratio" has the meaning set forth in Section 2.2.1.

               "Covered Person" has the meaning set forth in Section 4.30.

               "CVB 401(k) Plan" means the CVB Financial Corp. 401(k) Profit Sharing Plan.

               "CVB Conflicts and Consents List" has the meaning set forth in
Section 5.5.

               "CVB Derivatives List" has the meaning set forth in Section 5.25.

               "CVB Dissenting Shares" means any shares of CVB Stock held by "dissenting shareholders" within the meaning of Chapter 13 of the CGCL.

               "CVB Filings" has the meaning set forth in Section 5.4.

               "CVB Intellectual Property List" has the meaning set forth in
Section 5.26.

               "CVB Litigation List" has the meaning set forth in Section 5.20.

               "CVB Perfected Dissenting Shares" means any CVB Dissenting Shares which the holders thereof have not withdrawn or caused to lose their status as CVB Dissenting Shares.

               "CVB Shareholders Meeting" means the meeting of CVB's shareholders referred to in 7.12.

               "CVB Stock" has the meaning set forth in the second recital of this Agreement.

               "CVB Stock Option Plan" means the CVB Financial Corp. 1991 Stock Option Plan, as amended.

               "CVB Supplied Information" has the meaning set forth in Section 5.16.

               "CVB Tax List" has the meaning set forth in Section 5.21.

               "Deloitte & Touche" means Deloitte & Touche, LLP, CVB's independent accountants.

               "DFI" means the Department of Financial Institutions of the State of California.

               "Effective Time of the Merger" means the date upon which the Merger is consummated and the Agreement of Merger is filed with the Secretary of State of the State of California.

               "Effective Time of the Bank Merger" means the date upon which the Bank Merger is consummated and the Agreement of Bank Merger, bearing the certification of the California Secretary of State, is filed with the Commissioner of Financial Institutions.

               "Employee Plans" has the meaning set forth in Section 4.20.1.

               "Encumbrance" shall mean any option, pledge, security interest, lien, charge, encumbrance or restriction (whether on voting or disposition or otherwise), whether imposed by agreement, understanding, law or otherwise.

               "Environmental Regulations" has the meaning set forth in Section 4.12.2.

               "ERISA" means the Employee Retirement Income Security Act of 1974, as amended.

               "ERISA Affiliates" has the meaning set forth in Section 4.20.1.

               "Exchange Act" means the Securities Exchange Act of 1934, as amended.

               "Exchange Agent" means ChaseMellon Shareholder Services, LLC or such other agent(s) designated by CVB.

               "Exchange Fund" has the meaning set forth in Section 2.5.1 hereof.

               "FDIC" means the Federal Deposit Insurance Corporation

               "Financial Statements of CVB" means (i) the audited consolidated financial statements of CVB consisting of the consolidated balance sheets as of December 31, 1995, 1996, 1997 and 1998, and the related consolidated statements of operations, shareholders' equity and cash flows for the years then ended and the related notes thereto and related opinions thereon for the years then ended, and (ii) the unaudited consolidated balance sheet as of March 31, 1999, and the related consolidated statements of operations, shareholders' equity and cash flows for the period then ended, and the related notes thereto.

               "Financial Statements of ONB" means (i) the audited consolidated financial statements of ONB consisting of the consolidated statements of condition as of December 31, 1995, 1996, 1997 and 1998, and the related statements of operations, stockholders' equity and cash flows for the years s then ended and the related notes thereto and related opinions thereon for the periods then ended; and (ii) the unaudited consolidated balance sheet as of March 31, 1999, and the related consolidated statements of operations, shareholders' equity and cash flows for the period then ended, and the related notes thereto.

               "FRB" means the Board of Governors of the Federal Reserve System.

               "Governmental Entity" shall mean any court or tribunal with jurisdiction over the relevant party or any United States federal, state, municipal, domestic, foreign or other administrative authority or instrumentality.

               "Hazardous Materials" has the meaning set forth in Section
4.12.2.

               "Immediate Family" means a person's spouse, parents, in-laws, children and siblings.

               "Investment Security" means any equity security or debt security as defined in Statement of Financial Accounting Standards No. 115.

               "IRS" means the Internal Revenue Service.

               "M&P" means McGladry and Pullen, LLP, ONB's independent accountants.

               "Mortgage Brokerage" means ONB Mortgage Corporation, a California corporation and wholly owned subsidiary of ONB.

               "OCC" means the Office of the Comptroller of the Currency.

               "ONB 401(k) Plan" means the Orange National Bancorp 401(k) Plan.

               "ONB Conflicts and Consents List" has the meaning set forth in
Section 4.6.

               "ONB Contract List" has the meaning set forth in Section 4.16.

               "ONB Derivatives List" has the meaning set forth in Section 4.32.

               "ONB Dissenting Shares" means any shares of ONB Stock held by "dissenting shareholders" within the meaning of Chapter 13 of the CGCL.

               "ONB Employee Plan List" has the meaning set forth in Section
4.20.

               "ONB Environmental Compliance List" has the meaning set forth in
Section 4.12.2.

               "ONB Filings" has the meaning set forth in Section 4.5.

               "ONB Filings List" has the meaning set forth in Section 4.5.

               "ONB Indemnification List" has the meaning set forth in Section 4.30.

               "ONB Insurance List" has the meaning set forth in Section 4.7.

               "ONB Intellectual Property List" has the set forth in Section
4.35.

               "ONB Investment Securities List" has the meaning set forth in
Section 4.26.

               "ONB List" means any list required to be furnished by ONB to CVB herewith.

               "ONB Litigation List" has the meaning set forth in Section 4.10.

               "ONB Loan List" has the meaning set forth in Section 4.25.

               "ONB Offices List" has the meaning set forth in Section 4.23.

               "ONB Operating Losses List" has the meaning set forth in Section 4.24.

               "ONB Perfected Dissenting Shares" means ONB Dissenting Shares which the holders thereof have not withdrawn or caused to lose their status as ONB Dissenting Shares.

               "ONB Personal Property List" has the meaning set forth in Section 4.8.

               "ONB Real Property List" has the meaning set forth in Section
4.9.

               "ONB Shareholders' Meeting" means the meeting of ONB's shareholders referred to in Section 6.7.

               "ONB Stock" has the meaning set forth in the second recital of this Agreement.

               "ONB Stock Option" means any option issued pursuant to the ONB Stock Option Plans.

               "ONB Stock Option Plans" means the Orange National Bancorp 1993 and 1997 Stock Option Plans, as amended.

               "ONB Supplied Information" has the meaning set forth in Section 4.34.

               "ONB Tax List" has the meaning set forth in Section 4.11.

               "ONB Undisclosed Liabilities List" has the meaning set forth in
Section 4.19.

               "Operating Loss" has the meaning set forth in Section 4.24.

               "Person" means any individual, corporation, association, partnership, limited liability company, trust, joint venture, other entity, unincorporated body, government or governmental department or agency.

               "Proxy Statement and Prospectus" means the Joint Proxy Statement and Prospectus that is included as part of the Registration Statement on Form S-4 (as defined herein) and used to solicit proxies for the ONB Shareholders' Meeting and the CVB Shareholder's Meeting, as necessary, and to offer and sell the shares of CVB Stock to be issued in connection with the Merger.

               "Related Group of Persons" means Affiliates, members of an Immediate Family or Persons the obligations of whom would be attributed to another Person pursuant to the regulations promulgated by the SEC (as defined herein).

               "Registration Statement on Form S-4" means the Registration Statement on Form S-4, and such amendments thereto, that is filed with the SEC to register the shares of CVB Stock to be issued in the Merger under the Securities Act and includes the Proxy Statement and Prospectus in connection with the ONB Shareholders' Meeting and CVB Shareholder's Meeting, as necessary, pursuant to the regulations promulgated under the Exchange Act.

               "Scheduled Contracts" has the meaning set forth in Section 4.16.

               "SEC" means the Securities and Exchange Commission.

               "Securities Act" means the Securities Act of 1933, as amended.

               "Surviving Bank" has the meaning set forth in the fourth recital of this Agreement.

               "Surviving Corporation" has the meaning set forth in the second recital of this Agreement.

               "Tanks" has the meaning set forth in Section 4.12.2.

               "Tax Returns" means all returns, declarations, reports, estimates, information returns and statements required to be filed in respect of any Taxes.

               "Taxes" means (i) all federal, state, local or foreign taxes, charges, fees, imposts, levies or other assessments, including, without limitation, all net income, gross receipts, capital, sales, use, ad valorem, value added, transfer, franchise, profits, inventory, capital stock, license, withholding, payroll, employment, social security, unemployment, excise, severance, stamp, occupation, property, corporation and estimated taxes, custom duties, fees, assessments and charges of any kind whatsoever; (ii) all interest, penalties, fines, additions to tax or additional amounts imposed by any taxing authority in connection with any item described in clause (i); and (iii) any transferred liability in respect of any items described in clauses (i) and/or
(ii).

               "Understanding" means any contract, agreement, understanding, commitment or offer, whether oral or written, which may become a binding obligation if accepted by another Person.


                                   ARTICLE 2.

                         TERMS OF MERGER AND BANK MERGER

        2.1 Effect of Merger and Surviving Corporation. At the Effective Time of the Merger, ONB will be merged with and into CVB pursuant to the terms, conditions and provisions of the Agreement of Merger and in accordance with the applicable provisions of the CGCL. By virtue of the Merger, all the rights, privileges, powers and franchises and all property and assets of every kind and description of ONB and CVB shall be vested in and be held and enjoyed by the Surviving Corporation, without further act or deed, and all the interests of every kind of ONB and CVB, including all debts due to either of them on whatever account, shall be the property of the Surviving Corporation as they were of ONB and CVB and the title to any interest in real property and any interest in personal property vested by deed or otherwise in either ONB or CVB shall not revert or be in any way impaired by reason of the Merger; and all rights of creditors and liens upon any property of ONB and CVB shall be preserved unimpaired and all debts, liabilities and duties of ONB and CVB shall be debts, liabilities and duties of the Surviving Corporation and may be enforced against it to the same extent as if said debts, liabilities and duties had been incurred or contracted by it.

        2.2 Stock of ONB. Subject to Section 2.4, each share of ONB Stock issued and outstanding immediately prior to the Effective Time of the Merger shall, without any further action on the part of ONB or the holders of such shares, be treated on the basis set forth herein.

            2.2.1 Conversion of ONB Stock. At the Effective Time of the Merger, pursuant to the Agreement of Merger, each outstanding share of ONB Stock excluding any ONB Perfected Dissenting Shares or shares of ONB Stock held by CVB or CBB (other than those held in a fiduciary capacity or as a result of debts previously contracted) shall, without any further action on the part of ONB or the holders of any such shares, be automatically cancelled and cease to be an issued and outstanding share of ONB Stock and be converted into one and one-half (1 1/2) shares of CVB Stock (the "Conversion Ratio").

            2.2.2 ONB Perfected Dissenting Shares. ONB Perfected Dissenting Shares shall not be converted into shares of CVB Stock, but shall, after the Effective Time of the Merger, be entitled only to such rights as are granted them by Chapter 13 of the CGCL. Each dissenting shareholder who is entitled to payment for his shares of ONB Stock shall receive such payment in an amount as determined pursuant to Chapter 13 of the CGCL.

            2.2.3 Shares Held by CVB or CBB. Shares of ONB Stock held by CVB or CBB, if any (other than those held in a fiduciary capacity or as a result of debts previously contracted), shall be canceled and no consideration shall be issued in exchange therefor.

            2.2.4 Dividends, Splits Etc. If, prior to the Effective Time of the Merger, CVB shall declare a stock dividend or stock distribution upon or subdivide, split up, reclassify or combine the CVB Stock, or make a distribution on the CVB Stock in any security convertible into CVB Stock, with a record date prior to the Effective Time of the Merger, the Conversion Ratio will be adjusted so that the shareholders of ONB will own the same percentage of the Surviving Corporation that they would have owned if no such event had occurred.

        2.3 Effect on CVB Stock. On the Effective Time of the Merger, each outstanding share of CVB Stock, excluding any CVB Perfected Dissenting Shares, shall remain an outstanding share of CVB Stock and shall not be converted or otherwise affected by the Merger.

            CVB Perfected Dissenting Shares shall, after the Effective Time of the Merger, be entitled only to such rights as are granted them by Chapter 13 of the CGCL. Each dissenting shareholder who is entitled to payment for his shares of CVB Stock shall receive such payment in an amount as determined pursuant to Chapter 13 of the CGCL.

        2.4 Fractional Shares. No fractional shares of CVB Stock shall be issued in the Merger. In lieu thereof, each holder of ONB Stock who would otherwise be entitled to receive a fractional share shall receive an amount in cash equal to the product (calculated to the nearest hundredth) obtained by multiplying (a) the Average Closing Price times (b) the fraction of the share of CVB Stock to which such holder would otherwise be entitled. No such holder shall be entitled to dividends or other rights in respect of any such fraction.

        2.5 Exchange Procedures.

            2.5.1 As of the Effective Time of the Merger, CVB shall have deposited with the Exchange Agent for the benefit of the holders of shares of ONB Stock, for exchange in accordance with this Section 2.5 through the Exchange Agent, certificates representing the shares of CVB Stock issuable pursuant to
Section 2.2 in exchange for shares of ONB Stock outstanding immediately prior to the Effective Time of the Merger, and funds in an amount not less than the amount of cash payable in lieu of fractional shares of CVB Stock which would otherwise be issuable in connection with Section 2.2 hereof but for the operation of Section 2.4 of this Agreement (collectively, the "Exchange Fund").

            2.5.2 CVB shall use its best efforts to ensure the Exchange Agent will mail, promptly after the Effective Time of the Merger, to each holder of record of a certificate or certificates which immediately prior to the Effective Time of the Merger represented outstanding shares of ONB Stock (the "Certificates") whose shares were converted into the right to receive shares of CVB Stock pursuant to Section 2.2 hereof, (i) a letter of transmittal (which shall specify that delivery shall be effected, and risk of loss and title to the Certificates shall pass, only upon delivery of the Certificates to the Exchange Agent and shall be in such form and have such other provisions as CVB and ONB may reasonably specify), and (ii) instructions for use in effecting the surrender of the Certificates in exchange for certificates representing shares of CVB Stock. Upon surrender of a Certificate for cancellation to the Exchange Agent, together with such letter of transmittal, duly executed, the holder of such Certificate shall be entitled to receive in exchange therefor a certificate representing that number of whole shares of CVB Stock and cash in lieu of fractional shares which such holder has the right to receive pursuant to Sections 2.2 and 2.4 hereof, and the Certificate so surrendered shall forthwith be canceled. In the event a certificate is surrendered representing ONB Stock, the transfer of ownership of which is not registered in the transfer records of ONB, a certificate representing the proper number of shares of CVB Stock may be issued to a transferee if the Certificate representing such ONB Stock is presented to the Exchange Agent, accompanied by all documents required to evidence and effect such transfer and by evidence that any applicable stock transfer taxes have been paid. Until surrendered as contemplated by this Section 2.5, each Certificate shall be deemed at any time after the Effective Time of the Merger to represent only the right to receive upon such surrender the certificate representing shares of CVB Stock and cash in lieu of any fractional shares of stock as contemplated by this Section 2.5. Notwithstanding anything to the contrary set forth herein, if any holder of shares of ONB should be unable to surrender the Certificates for such shares, because they have been lost or destroyed, such holder may deliver in lieu thereof such bond in form and substance and with surety reasonably satisfactory to CVB and shall be entitled to receive the certificate representing the proper number of shares of CVB Stock and cash in lieu of fractional shares in accordance with Sections 2.2 and 2.4 hereof.

            2.5.3 No dividends or other distributions declared or made with respect to CVB Stock with a record date after the Effective Time of the Merger shall be paid to the holder of any unsurrendered Certificate with respect to the shares of CVB Stock represented thereby and no cash payment in lieu of fractional shares shall be paid to any such holder pursuant to Section 2.4 until the holder of record of such Certificate shall surrender such Certificate. Subject to the effect of applicable laws, following surrender of any such Certificate, there shall be paid to the record holder of the certificates representing whole shares of CVB Common Stock issued in exchange thereof, without interest, (i) at the time of such surrender, the amount of any cash payable in lieu of a fractional share of CVB Stock to which such holder is entitled pursuant to Section 2.4 and the amount of dividends or other distributions with a record date after the Effective Time of the Merger theretofore paid with respect to such whole shares of CVB Stock, and (ii) at the appropriate payment date, the amount of dividends or other distributions with a record date after the Effective Time of the Merger but prior to surrender and a payment date subsequent to surrender payable with respect to such whole shares of CVB Stock.

            2.5.4 All shares of CVB Stock issued upon the surrender for exchange of ONB Stock in accordance with the terms hereof (including any cash paid pursuant to Section 2.4) shall be deemed to have been issued in full satisfaction of all rights pertaining to such shares of ONB Stock, and there shall be no further registration of transfers on the stock transfer books of the Surviving Corporation of the shares of ONB Stock which were outstanding immediately prior to the Effective Time of the Merger. If, after the Effective Time of the Merger, Certificates are presented to CVB for any reason, they shall be canceled and exchanged as provided in this Agreement.

            2.5.5 Any portion of the Exchange Fund which remains undistributed to the shareholders of ONB following the passage of six months after the Effective Time of the Merger shall be delivered to CVB, upon demand, and any shareholders of ONB who have not theretofore complied with this Section 2.5 shall thereafter look only to CVB for payment of their claim for CVB Stock, any cash in lieu of fractional shares of CVB Stock and any dividends or distributions with respect to CVB Stock.

            2.5.6 Neither CVB nor ONB shall be liable to any holder of shares of ONB Stock for such shares (or dividends or distributions with respect thereto) or cash from the Exchange Fund delivered to a public official pursuant to any applicable abandoned property, escheat or similar law.

            2.5.7 The Exchange Agent shall not be entitled to vote or exercise any rights of ownership with respect to the shares of CVB Stock held by it from time to time hereunder, except that it shall receive and hold all dividends or other distributions paid or distributed with respect to such shares of CVB Stock for the account of the Persons entitled thereto.

            2.5.8 Certificates surrendered for exchange by any Person constituting an "Affiliate" of ONB for purposes of Rule 144(a) under the Securities Act shall not be exchanged for certificates representing whole shares of CVB Stock until CVB has received a written agreement from such person as provided in Section 6.10.

        2.6 Directors of Surviving Corporation. Immediately after the Effective Time of the Merger, the Board of Directors of the Surviving Corporation shall be comprised of the persons serving as directors of CVB immediately prior to the Effective Time of the Merger and, subject to the approval of the Board of Directors of CVB, Mr. San Vaccaro. Such persons shall serve until the earlier of their resignation or removal or until their respective successors are duly elected and qualified.

        2.7 Executive Officers of Surviving Corporation. Immediately after the Effective Time of the Merger, the executive officers of the Surviving Corporation shall be comprised of the persons serving as executive officers of CVB immediately prior to the Effective Time of the Merger. Such persons shall serve until the earlier of their resignation or termination.

        2.8 Effect of Bank Merger and Surviving Bank. At the Effective Time of the Bank Merger, Orange will be merged with and into CBB pursuant to the terms, conditions and provisions of the Agreement of Bank Merger and in accordance with the applicable provisions of the CGCL and the CFC. By virtue of the Bank Merger, all the rights, privileges, powers and franchises and all property and assets of every kind and description of Orange and CBB shall be vested in and be held by the Surviving Bank, without further act or deed, and all the interests of every kind of Orange and CBB, including all debts due to either of them on whatever account, shall be the property of the Surviving Bank as they were of Orange and CBB and the title to any interest in real property and any interest in personal property vested by deed or otherwise in Orange and CBB shall not revert or be in any way impaired by reason of the Bank Merger; and all rights of creditors and liens upon any property of Orange and CBB shall be preserved unimpaired and all debts, liabilities and duties of Orange and CBB shall be preserved unimpaired and all debts, liabilities and duties of Orange and CBB shall be debts, liabilities and duties of the Surviving Bank and may be enforced against it to the same extent as if said debts, liabilities and duties had been incurred or contracted by it.

        2.9 Directors of Surviving Bank. Immediately after the Effective Time of the Bank Merger, the Board of Directors of the Surviving Bank shall be comprised of the persons serving as directors of CBB immediately prior to the Effective Time of the Bank Merger, and, subject to the approval of the Board of Directors of CBB, Mr. San Vaccaro. Such persons shall serve until the earlier of their expiration or removal or until their successors are duly elected and qualified.

        2.10 Executive Officers of Surviving Bank. Immediately after the Effective Time of the Bank Merger, the executive officers of the Surviving Bank shall be comprised of the persons serving as executive officers of CBB immediately prior to the Effective Time of the Bank Merger. Such persons shall serve until the earlier of their resignation or termination.


                                   ARTICLE 3.

                                   THE CLOSING

        3.1 Closing Date. The Closing shall take place on the Closing Date.

        3.2 Execution of Agreements. As soon as practicable after execution of this Agreement, the Agreement of Merger and the Agreement of Bank Merger together with all other agreements necessary to consummate the transactions described herein shall be executed by the parties thereto. On the Closing Date, the Agreement of Merger, together with all requisite certificates, shall be duly filed with the Secretary of State of the State of California as required by applicable law and regulations. On the Closing Date, the Agreement of Bank Merger, together with all requisite certificates, shall be duly filed with the California Secretary of State and the Commissioner, as required by applicable law and regulations.

        3.3 Further Assurances. At the Closing, the parties hereto shall deliver, or cause to be delivered, such documents or certificates as may be necessary in the reasonable opinion of counsel for any of the parties, to effectuate the transactions contemplated by this Agreement. From and after the Effective Time of the Merger, each of the parties hereto covenants and agrees, without the necessity of any further consideration whatsoever, to execute, acknowledge and deliver any and all other documents and instruments and take any and all such other action as may be reasonably necessary or desirable to more effectively carry out the intent and purpose of this Agreement, the Agreement of Merger and the Agreement of Bank Merger.


                                   ARTICLE 4.

                      REPRESENTATIONS AND WARRANTIES OF ONB

            ONB represents and warrants to CVB as follows:

        4.1 Incorporation, Standing and Power. ONB has been duly organized, is validly existing and in good standing as a corporation under the laws of the State of California and is registered as a bank holding company under the BHC Act. Orange is a national bank duly organized, validly existing and in good standing under the laws of the United States and is authorized by the OCC to conduct a general banking business. Mortgage Brokerage has been duly organized, is validly existing and in good standing as a corporation under the laws of the State of California. Orange's deposits are insured by the FDIC in the manner and to the fullest extent provided by law. Each of ONB, Orange and Mortgage Brokerage has all requisite corporate power and authority to own, lease and operate its respective properties and assets and to carry on its business as presently conducted. Neither the scope of the business of ONB, Orange or Mortgage Brokerage nor the location of any of their respective properties requires that either ONB, Orange or Mortgage Brokerage be licensed to do business in any jurisdiction other than the State of California where the failure to be so licensed would, individually or in the aggregate, have a material adverse effect on the business, financial condition, results of operations or prospects of ONB on a consolidated basis. ONB has delivered to CVB true and correct copies of its, Orange's and Mortgage Brokerage's Articles of Incorporation, Articles of Association, and Bylaws, as amended, and in effect as of the date hereof.

        4.2 Capitalization.

            4.2.1 As of the date of this Agreement, the authorized capital stock of ONB consists of 20,000,000 shares of ONB Stock, of which 2,000,171 shares are outstanding. All of the outstanding shares of ONB Stock are duly authorized, validly issued, fully paid and nonassessable. Except for ONB Options covering 232,283 shares of ONB Stock granted pursuant to the ONB Stock Option Plans, there are no outstanding options, warrants or other rights in or with respect to the unissued shares of ONB Stock nor any securities convertible into such stock, and ONB is not obligated to issue any additional shares of its common stock or any additional options, warrants or other rights in or with respect to the unissued shares of such stock or any other securities convertible into such stock. ONB has furnished CVB a list (the "ONB Option List") setting forth the name of each holder of a ONB Option, the number of shares of ONB Stock covered by each such option, the vesting schedule of such option, the exercise price per share and the expiration date of each such option.

            4.2.2 As of the date of this Agreement, the authorized capital stock of Orange consists of 1,325,000 shares of common stock, $1.25 par value, of which 1,002,920 shares are outstanding and all of which are owned of record and beneficially by ONB. All of the outstanding shares of such common stock are duly authorized, validly issued, fully paid, nonassessable and free and clear of all Encumbrances. There are no outstanding options, warrants or other rights in or with respect to the unissued shares of such common stock or any other securities convertible into such stock, and Orange is not obligated to issue any additional shares of its common stock or any options, warrants or other rights in or with respect to the unissued shares of its common stock or any other securities convertible into such stock.

            4.2.3 As of the date of this Agreement, the authorized capital stock of Mortgage Brokerage consists of 100,000 shares of common stock, of which 10,000 shares are outstanding and all of which are owned of record and beneficially by ONB, and there are no shares of preferred stock outstanding. All of the outstanding shares of such common stock are duly authorized, validly issued, fully paid, nonassessable and free and clear of all Encumbrances. There are no outstanding options, warrants or other rights in or with respect to the unissued shares of such common stock or any other securities convertible into such stock, and Mortgage Brokerage is not obligated to issue any additional shares of its common stock or any options, warrants or other rights in or with respect to the unissued shares of its common stock or any other securities convertible into such stock.

        4.3 Subsidiaries. Other than Orange and Mortgage Brokerage, ONB does not own, directly or indirectly, the outstanding stock or equity or other voting interest in any Person. Orange does not own, directly or indirectly, the outstanding stock or equity or other voting interest in any Person. The operations of Mortgage Brokerage are not material to the business or financial condition of ONB, on a consolidated basis.

        4.4 Financial Statements. ONB has previously furnished to CVB a copy of the Financial Statements of ONB. The Financial Statements of ONB: (a) present fairly the consolidated financial condition of ONB as of the respective dates indicated and its consolidated results of operations and statements of cash flows, for the respective periods then ended, subject, in the case of the unaudited interim financial statements, to normal recurring adjustments; (b) have been prepared in accordance with generally accepted accounting principles and/or applicable regulatory accounting principles or banking regulations consistently applied (except as otherwise indicated therein); and (c) are based upon the books and records of ONB.

        4.5 Reports and Filings. Except as set forth in a list (the "ONB Filings List"), since January 1, 1996, each of ONB, Orange and Mortgage Brokerage has filed all reports, returns, registrations and statements (such reports and filings referred to as "ONB Filings"), together with any amendments required to be made with respect thereto, that were required to be filed with (a) the FDIC,
(b) the OCC, (c) the FRB, (d) the SEC and (e) any other applicable Governmental Entity, including taxing authorities, except where the failure to file such reports, returns, registrations or statements has not had and is not reasonably expected to have a material adverse effect on the business, financial condition, results of operations or prospects of ONB on a consolidated basis. No administrative actions have been taken or orders issued in connection with such ONB Filings. As of their respective dates, each of such ONB Filings (y) complied in all material respects with all laws and regulations enforced or promulgated by the Governmental Entity with which it was filed (or was amended so as to be in compliance promptly following discovery of any such noncompliance); and (z) did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. Any financial statement contained in any of such ONB Filings fairly presented the financial position of ONB on a consolidated basis, ONB alone and Orange alone, as the case may be, and was prepared in accordance with generally accepted accounting principles or banking regulations consistently applied, except as stated therein, during the periods involved, and except (other than for those financial statements filed with the SEC) where any misstatement or omission would not make the statements therein, in light of the circumstances under which they were made, misleading. ONB has furnished CVB with true and correct copies of all ONB Filings filed by ONB since January 1, 1996.

        4.6 Authority of ONB. The execution and delivery by ONB of this Agreement and the Agreement of Merger and by Orange of the Agreement of Bank Merger, subject to the requisite approval of the shareholders of ONB of this Agreement and the transactions contemplated thereby and by ONB of the Agreement of Bank Merger, the consummation of the transactions contemplated hereby and thereby have been duly and validly authorized by all necessary corporate action on the part of ONB and Orange. This Agreement is, and the Agreement of Merger and Agreement of Bank Merger will be, upon due execution and delivery by the respective parties thereto, a valid and binding obligation of ONB and Orange, as the case may be, enforceable in accordance with their respective terms, except as the enforceability thereof may be limited by bankruptcy, liquidation, receivership, conservatorship, insolvency, moratorium or other similar laws affecting the rights of creditors generally and by general equitable principles. Except as set forth in a list furnished by ONB to CVB (the "ONB Conflicts and Consents List"), neither the execution and delivery by ONB of this Agreement and the Agreement of Merger, nor by Orange of the Agreement of Bank Merger, the consummation of the transactions contemplated herein or therein, nor compliance by ONB or Orange with any of the provisions hereof or thereof, will: (a) conflict with or result in a breach of any provision of its or Orange's Articles of Incorporation, as amended, Articles of Association, as amended, or Bylaws, as amended of Orange and ONB; (b) constitute a breach of or result in a default (or give rise to any rights of termination, cancellation or acceleration, or any right to acquire any securities or assets) under any of the terms, conditions or provisions of any note, bond, mortgage, indenture, franchise, license, permit, agreement or other instrument or obligation to which ONB or Orange is a party, or by which ONB or Orange or any of their respective properties or assets are bound; (c) result in the creation or imposition of any Encumbrance on any of the properties or assets of ONB or Orange; or (d) violate any order, writ, injunction, decree, statute, rule or regulation applicable to ONB or Orange or any of their respective properties or assets. Except as set forth in the ONB Conflicts and Consents List, no consent of, approval of, notice to or filing with any Governmental Entity having jurisdiction over any aspect of the business or assets of ONB or Orange, and no consent of, approval of or notice to any other Person, is required in connection with the execution and delivery by ONB of this Agreement and the Agreement of Merger, and by Orange of the Agreement of Bank Merger, or the consummation by ONB of the Merger and by Orange of the Bank Merger or the transactions contemplated hereby or thereby, except (i) the approval of this Agreement and the Agreement of Merger and the transactions contemplated hereby and thereby by the shareholders of ONB and of the Agreement of Bank Merger by ONB; (ii) such approvals as may be required by the FRB, the FDIC and the DFI; (iii) the filing and the effectiveness of the Proxy Statement and Prospectus and Registration Statement on Form S-4 with the SEC; and (iv) the filing and acceptance of the Agreement of Merger with the Secretary of State and the Agreement of Bank Merger with the Secretary of State and the DFI.

        4.7 Insurance. Each of ONB, Orange and Mortgage Brokerage has policies of insurance and bonds with respect to its assets and business against such casualties and contingencies and in such amounts, types and forms as are customarily appropriate for its business, operations, properties and assets. All such insurance policies and bonds are in full force and effect. Except as set forth in a list furnished by ONB to CVB (the "ONB Insurance List"), no insurer under any such policy or bond has canceled or indicated an intention to cancel or not to renew any such policy or bond or generally disclaimed liability thereunder. Except as set forth in the ONB Insurance List, neither ONB, Orange or Mortgage Brokerage is in default under any such policy or bond and all material claims thereunder have been filed in a timely fashion. Set forth in the ONB Insurance List is a list of all policies of insurance carried and owned by ONB, Orange or Mortgage Brokerage showing the name of the insurance company, the nature of the coverage, the policy limit, the annual premiums and the expiration dates. There has been delivered to CVB a copy of each such policy of insurance.

        4.8 Personal Property. Each of ONB, Orange and Mortgage Brokerage has good and marketable title to all its material properties and assets, other than real property, owned or stated to be owned by ONB, Orange or Mortgage Brokerage, free and clear of all Encumbrances except: (a) as set forth in the Financial Statements of ONB; (b) for Encumbrances for current taxes not yet due; (c) for Encumbrances incurred in the ordinary course of business; (d) for Encumbrances that are not substantial in character, amount or extent and that do not materially detract from the value, or interfere with present use, of the property subject thereto or affected thereby, or otherwise materially impair the conduct of business of ONB, Orange or Mortgage Brokerage; or (e) as set forth in a list furnished by ONB to CVB (the "ONB Personal Property List").

        4.9 Real Estate. ONB has furnished CVB a list of real property, including leaseholds and all other interests in real property (other than security interests), owned by ONB, Orange and Mortgage Brokerage (the "ONB Real Property List"). Each of ONB, Orange and Mortgage Brokerage has duly recorded or caused to be recorded, in the appropriate county, all recordable interests in the real property described in the ONB Real Property List. ONB, Orange and Mortgage Brokerage have good and marketable title to their respective real property, and valid leasehold interests in the leaseholds, described in the ONB Real Property List, free and clear of all Encumbrances, except (a) for rights of lessors, co-lessees or sublessees in such matters that are reflected in the lease; (b) for current taxes not yet due and payable; (c) for such Encumbrances, if any, as do not materially detract from the value of or materially interfere with the present use of such property; and (d) as described in the ONB Real Property List. ONB has furnished CVB with true and correct copies of all leases included in the ONB Real Property List, all title insurance policies and all documents evidencing recordation of all recordable interests in real property included in the ONB Real Property List.

        4.10 Litigation. Except as set forth in a list furnished by ONB to CVB (the "ONB Litigation List"), there is no private or governmental suit, claim, action or proceeding pending, nor to ONB's knowledge threatened, against ONB, Orange or Mortgage Brokerage or against any of their respective directors, officers or employees relating to the performance of their duties in such capacities or against or affecting any properties of ONB, Orange or Mortgage Brokerage which, if adversely determined, would have, individually or in the aggregate, a material adverse effect upon the business, financial condition or results of operations of ONB on a consolidated basis, or the transactions contemplated hereby, or which may involve a judgment against ONB, Orange or Mortgage Brokerage in excess of $25,000. Also, except as disclosed in the ONB Litigation List, there are no material judgments, decrees, stipulations or orders against ONB, Orange or Mortgage Brokerage or enjoining their respective directors, officers or employees in respect of, or the effect of which is to prohibit, any business practice or the acquisition of any property or the conduct of business in any area.

        4.11 Taxes.

             (a) Except as set forth in a list furnished by ONB to CVB (the "ONB Tax List"), (A) all material Tax Returns required to be filed by or on behalf of ONB, Orange or any of their subsidiaries or the Affiliated Group(s) of which any of them is or was a member have been duly and timely filed with the appropriate taxing authorities in all jurisdictions in which such Tax Returns are required to be filed (after giving effect to any valid extensions of time in which to make such filings), and all such Tax Returns were true, complete and correct in all material respects; (B) all Taxes due and payable by or on behalf of ONB, Orange or any of their subsidiaries, either directly, as part of an Affiliated Group Tax Return, or otherwise, have been fully and timely paid, except to the extent adequately reserved therefor in accordance with generally accepted accounting principles and/or applicable regulatory accounting principles or banking regulations consistently applied on the ONB balance sheet, and adequate reserves or accruals for Taxes have been provided in the ONB balance sheet with respect to any period through the date thereof for which Tax Returns have not yet been filed or for which Taxes are not yet due and owing; and (C) no agreement, waiver or other document or arrangement extending or having the effect of extending the period for assessment or collection of Taxes (including, but not limited to, any applicable statute of limitation) has been executed or filed with any taxing authority by or on behalf of ONB, Orange or any of their subsidiaries, or any Affiliated Group(s) of which any of them is or was a member.

             (b) ONB, Orange and Mortgage Brokerage have complied in all material respects with all applicable laws, rules and regulations relating to the payment and withholding of Taxes and have duly and timely withheld from employee salaries, wages and other compensation and have paid over to the appropriate taxing authorities all amounts required to be so withheld and paid over for all periods under all applicable laws.

             (c) CVB has received complete copies of (i) all material income or franchise Tax Returns of ONB and Orange relating to the taxable periods since January 1, 1996 and (ii) any audit report issued within the last three years relating to any material Taxes due from or with respect to ONB and Orange with respect to their respective income, assets or operations.

             (d) Except as set forth in the ONB Tax List, no claim has been made by a taxing authority in a jurisdiction where ONB or Orange do not file an income or franchise Tax Return such that ONB and Orange are or may be subject to taxation by that jurisdiction.

             (e) Except as set forth in the ONB Tax List: (i) all deficiencies asserted or assessments made as a result of any examinations by any taxing authority of the Tax Returns of or covering or including ONB and Orange have been fully paid, and there are no other audits or investigations by any taxing authority in progress, nor have ONB and Orange received any notice from any taxing authority that it intends to conduct such an audit or investigation; (ii) no requests for a ruling or a determination letter are pending with any taxing authority; and (iii) no issue has been raised in writing by any taxing authority in any current or prior examination which, by application of the same or similar principles, could reasonably be expected to result in a proposed deficiency against ONB or Orange for any subsequent taxable period that could be material.

             (f) Except as set forth in the ONB Tax List, neither ONB, Orange nor any other Person on behalf of ONB or Orange has (i) filed a consent pursuant to Section 341(f) of the Code or agreed to have Section 341(f)(2) of the Code apply to any disposition of a subsection (f) asset (as such term is defined in Section 341(f)(4) of the Code) owned by ONB, Orange or any of their subsidiaries
(ii) agreed to or is required to make any adjustments pursuant to Section 481(a) of the Code or any similar provision of state, local or foreign law by reason of a change in accounting method initiated by ONB, Orange or any of their subsidiaries or has any knowledge that the Internal Revenue Service has proposed any such adjustment or change in accounting method, or has any application pending with any taxing authority requesting permission for any changes in accounting methods that relate to the business or operations of ONB, Orange or any of their subsidiaries or (iii) executed or entered into a closing agreement pursuant to Section 7121 of the Code or any predecessor provision thereof or any similar provision of state, local or foreign law with respect to ONB, Orange or any of their subsidiaries.

             (g) Except as set forth in the ONB Tax List, no property owned by ONB or Orange is (i) property required to be treated as being owned by another Person pursuant to provisions of Section 168(f)(8) of the Internal Revenue Code of 1954, as amended and in effect immediately prior to the enactment of the Tax Reform Act of 1986, (ii) constitutes "tax-exempt use property" within the meaning of Section 168(h)(1) of the Code or (iii) is "tax-exempt bond financed property" within the meaning of Section 168(g) of the Code.

             (h) Neither ONB (except with Orange) nor Orange (except with ONB) is a party to any Tax Sharing Agreement or similar agreement or arrangement (whether written or not written) pursuant to which it will have any obligation to make any payments after the Closing.

             (i) Except as set forth in the ONB Tax List, there is no contract, agreement, plan or arrangement covering any Person that, individually or collectively, could give rise to the payment of any amount that would not be deductible by ONB, Orange or any of their subsidiaries or their respective affiliates by reason of Section 280G of the Code, or would constitute compensation in excess of the limitation set forth in Section 162(m) of the Code.

             (j) There are no liens as a result of any unpaid Taxes upon any of the assets of ONB or Orange.

             (k) Except as set forth in the ONB Tax List, ONB, Orange or any of their subsidiaries have no elections in effect for federal income tax purposes under Sections 108, 168, 338, 441, 472, 1017, 1033, or 4977 of the Code.

             (l) Except as set forth in the ONB Tax list, none of the members of ONB's Affiliated Group has any net operating loss carryovers.

             (m) ONB agrees, and agrees to cause Orange, to cooperate with tax counsel in furnishing reasonable and customary written tax representations to tax counsel for purposes of supporting tax counsel's opinion that each of the Merger and the Bank Merger qualify as a tax-deferred reorganization within the meaning of Section 368(a) of the Code as contemplated in Section 9.6 hereof.

        4.12 Compliance with Laws and Regulations.

             4.12.1 Neither ONB, Orange or Mortgage Brokerage is in default under or in breach or violation of (i) any provision of its respective Articles of Incorporation, as amended, Articles of Association, as amended, or Bylaws, as amended, or (ii) law, ordinance, rule or regulation promulgated by any Governmental Entity, except, with respect to this clause (ii), for such defaults, breaches or violations as would not have, individually or in the aggregate, a material adverse effect on the business, financial condition, results of operations or prospects of ONB on a consolidated basis.

             4.12.2 Except as set forth on a list furnished by ONB to CVB (the "ONB Environmental Compliance List"), to the best of ONB's knowledge (i) each of ONB, Orange and Mortgage Brokerage is in compliance with all Environmental Regulations; (ii) there are no Tanks on or about ONB Property; (iii) there are no Hazardous Materials on, below or above the surface of, or migrating to or from ONB Property in concentrations above de minimis levels that would require remedial action; (iv) neither ONB, Orange or Mortgage Brokerage has loans outstanding secured by real property that is not in compliance with Environmental Regulations or which has a leaking Tank or upon which there are Hazardous Materials on or migrating to or from, in concentrations above de minimis levels that would require remedial action, ONB Property; and (v) without limiting Section 4.10 or the foregoing representations and warranties contained in clauses (i) through (iv), as of the date of this Agreement, there is no written claim, action, suit, or proceeding or notice thereof before any Governmental Entity pending against

ONB or Orange or Mortgage Brokerage or concerning property securing ONB or Orange or Mortgage Brokerage loans and there is no outstanding judgment, order, writ, injunction, decree, or award against or affecting ONB Property or property securing ONB or Orange loans, relating to the foregoing representations (i) -
(iv), in each case the noncompliance with which, or the presence of which would have a material adverse effect on the business, financial condition, results of operations or prospects of ONB on a consolidated basis. For purposes of this
Section 4.12.2, the term "Environmental Regulations" shall mean all applicable statutes, regulations, rules, and ordinances of all Governmental Entities and all applicable judicial, administrative, and regulatory decrees, judgments, and orders relating to the protection of human health or the environment, including, without limitation: all requirements, including, but not limited to those pertaining to reporting, licensing, permitting, investigation, and remediation of emissions, discharges, releases, or threatened releases of Hazardous Materials, into the air, surface water, groundwater, or land, or relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport, or handling of Hazardous Materials whether solid, liquid, or gaseous in nature and all requirements pertaining to the protection of the health and safety of employees or the public. "ONB Property" shall mean real estate currently owned, or leased, or in which ONB, Orange or Mortgage Brokerage has an investment or security interest (by mortgage, deed of trust, sale or lease-back), including, without limitation, properties under foreclosure and properties held by ONB or Orange in its capacity as a trustee. "Tank" shall mean treatment or storage tanks, whether above ground or below ground, gas or oil wells and associated piping transportation devices. "Hazardous Materials" shall mean any substance which is defined as a hazardous waste, hazardous substance, hazardous material, used oil, pollutant or contaminant under any federal, state or local statute, regulation, rule or ordinance or amendments thereto including, without limitation, the Comprehensive Environmental Response, Compensation and Liability Act (42 U.S.C. Section 9601, et seq.); the Resource Conservation and Recovery Act (42 U.S.C. Section 6901, et seq.); the Clean Air Act, as amended (42 U.S.C. Section 7401, et seq.); the Federal Water Pollution Control Act, as amended (33 U.S.C. Section 1251, et seq.); the Toxic Substances Control Act, as amended (15 U.S.C. Section 9601, et seq.); the Occupational Safety and Health Act, as amended (29 U.S.C. Section 651; the Emergency Planning and Community Right-to-Know Act of 1986 (42 U.S.C. Section 11001, et seq.); the Safe Drinking Water Act (42 U.S.C. Section 300f, et seq.); and all comparable state and local laws, including without limitation, the Carpenter-Presley-Tanner Hazardous Substance Account Act (State Superfund), the Porter-Cologne Water Quality Control Act, Section 25140, 25501(j) and (k), 25501.1,25281 and 25250.1 of the
California Health and Safety Code and/or Article I of Title 22 of the California Code of Regulations, Division 4, Chapter 30; laws of other jurisdictions or orders and regulations; or the presence of which causes or threatens to cause a nuisance, trespass or other common law tort upon real property or adjacent properties or poses or threatens to pose a hazard to the health or safety of persons or including without limitation, gasoline, diesel fuel or other petroleum hydrocarbons; polychlorinated biphenyls (PCBs), asbestos or urea formaldehyde foam insulation.

             4.12.3 ONB has provided to CVB phase I environmental assessments with respect to each interest in real property set forth on the ONB Real Property List as to which such a phase I environmental investigation has been prepared by or on behalf of ONB or Orange. The ONB Real Property list shall disclose each such property as to which such an assessment has not been prepared on behalf of ONB or Orange.

        4.13 Performance of Obligations. Each of ONB, Orange and Mortgage Brokerage has performed in all material respects all of the obligations required to be performed by it to date and is not in default under or in breach of any term or provision of any covenant, contract, lease, indenture or any other covenant to which it is a party, is subject or is otherwise bound, and no event has occurred that, with the giving of notice or the passage of time or both, would constitute such default or breach, where such default or breach would have, individually or in the aggregate, a material adverse effect on the business, financial condition, results of operations or prospects of ONB on a consolidated basis. Except for loans and leases made by ONB, Orange or Mortgage Brokerage in the ordinary course of business, to ONB's knowledge, no party is in breach of a material agreement with ONB, Orange or Mortgage Brokerage which breach has had or reasonably should be expected to have a material adverse effect on the business, financial condition, results of operations or prospects of ONB, Orange or Mortgage Brokerage.

        4.14 Employees. There are no controversies pending or threatened between either ONB, Orange or Mortgage Brokerage and any of its employees that are likely to have a material adverse effect on the business, financial condition, results of operations or prospects of ONB on a consolidated basis. Neither ONB, Orange nor Mortgage Brokerage is a party to any collective bargaining agreement with respect to any of its employees or any labor organization to which its employees or any of them belong.

        4.15 Brokers and Finders. Except for the obligation to First Security - Van Kasper, pursuant to a letter dated October 16, 1998, a copy of which has been furnished to CVB, neither ONB, Orange or Mortgage Brokerage is a party to or obligated under any agreement with any broker or finder relating to the transactions contemplated hereby, and neither the execution of this Agreement nor the consummation of the transactions provided for herein will result in any liability to any broker or finder.

        4.16 Material Contracts. Except as set forth in a list furnished by ONB to CVB (the "ONB Contract List") hereto (all items listed or required to be listed in such ONB Contract List being referred to herein as "Scheduled Contracts"), neither ONB, Orange or Mortgage Brokerage is a party or otherwise subject to:

             4.16.1 any employment, deferred compensation, bonus or consulting contract that (i) has a remaining term, as of the date of this Agreement, of more than one year in length of obligation on the part of ONB, Orange or Mortgage Brokerage and is not terminable by ONB or Orange or Mortgage Brokerage within one year without penalty or (ii) requires payment by ONB or Orange of $25,000 or more per annum;

             4.16.2 any advertising, brokerage, licensing, dealership, representative or agency relationship or contract requiring payment by ONB, Orange or Mortgage Brokerage of $25,000 or more per annum;

             4.16.3 any contract or agreement that restricts ONB, Orange or Mortgage Brokerage (or would restrict any Affiliate of ONB or Orange or the Surviving Corporation or the Surviving Bank (including CVB and its subsidiaries) after the Effective Time of the Merger and Effective Time of the Bank Merger) from competing in any line of business with any Person or using or employing the services of any Person;

             4.16.4 any lease of real or personal property providing for annual lease payments by or to ONB, Orange or Mortgage Brokerage in excess of $25,000 per annum other than (A) financing leases entered into in the ordinary course of business in which ONB, Orange or Mortgage Brokerage is lessor and (B) leases of real property presently used by Orange, Mortgage Brokerage as banking offices;

             4.16.5 any mortgage, pledge, conditional sales contract, security agreement, option, or any other similar agreement with respect to any interest of ONB, Orange or Mortgage Brokerage (other than as mortgagor or pledgor in the ordinary course of its banking business or as mortgagee, secured party or deed of trust beneficiary in the ordinary course of its business) in personal property having a value of $25,000 or more;

             4.16.6 other than as described in the ONB Filings or as set forth in the ONB Employee Plan List, any stock purchase, stock option, stock bonus, stock ownership, profit sharing, group insurance, bonus, deferred compensation, severance pay, pension, retirement, savings or other incentive, welfare or employment plan or material agreement providing benefits to any present or former employees, officers or directors of ONB, Orange or Mortgage Brokerage;

             4.16.7 any agreement to acquire equipment or any commitment to make capital expenditures of $25,000 or more;

             4.16.8 other than agreements entered into in the ordinary course of business, including sales of other real estate owned, any agreement for the sale of any property or assets in which ONB, Orange or Mortgage Brokerage has an ownership interest or for the grant of any preferential right to purchase any such property or asset;

             4.16.9 any agreement for the borrowing of any money (other than liabilities or interbank borrowings made in the ordinary course of its banking business and reflected in the financial records of ONB or Orange);

             4.16.10 any restrictive covenant contained in any deed to or lease of real property owned or leased by ONB, Orange or Mortgage Brokerage (as lessee) that materially restricts the use, transferability or value of such property;

             4.16.11 any guarantee or indemnification which involves the sum of $25,000 or more, other than letters of credit or loan commitments issued in the normal course of business;

             4.16.12 any supply, maintenance or landscape contracts not terminable by ONB, Orange or Mortgage Brokerage without penalty on 30 days' or less notice and which provides for payments in excess of $25,000 per annum;

             4.16.13 other than as disclosed with reference to Section 4.16.11 of this Section 4.16, any material agreement which would be terminable other than by ONB, Orange or Mortgage Brokerage as a result of the consummation of the transactions contemplated by this Agreement;

             4.16.14 any contract of participation with any other bank in any loan in excess of $25,000 or any sales of assets of ONB, Orange or Mortgage Brokerage with recourse of any kind to ONB, Orange or Mortgage Brokerage except the sale of mortgage loans, servicing rights, repurchase or reverse repurchase agreements, securities or other financial transactions in the ordinary course of business;

             4.16.15 any agreement providing for the sale or servicing of any loan or other asset which constitutes a "recourse arrangement" under applicable regulation or policy promulgated by a Governmental Entity (except for agreements for the sale of guaranteed portions of loans guaranteed in part by the U. S. Small Business Administration and related servicing agreements);

             4.16.16 any contract relating to the provision of data processing services to ONB or Orange; or

             4.16.17 any other agreement of any other kind which involves future payments or receipts or performances of services or delivery of items requiring payment of $25,000 or more to or by ONB, Orange or Mortgage Brokerage other than payments made under or pursuant to loan agreements, participation agreements and other agreements for the extension of credit in the ordinary course of their business.

             True copies of all Scheduled Contracts, including all amendments and supplements thereto, have been delivered to CVB.

             4.17 Certain Material Changes. Except as specifically required, permitted or effected by this Agreement, since December 31, 1998, there has not been, occurred or arisen any of the following (whether or not in the ordinary course of business unless otherwise indicated):

             4.17.1 Any change in any of the assets, liabilities, permits, methods of accounting or accounting practices, business, or manner of conducting business, of ONB, Orange or Mortgage Brokerage or any other event or development that has had or may reasonably be expected to have, individually or in the aggregate, a material adverse effect on the assets, liabilities, permits, business, financial condition, results of operations or prospects of ONB on a consolidated basis;

             4.17.2 Any damage, destruction or other casualty loss (whether or not covered by insurance) that has had or may reasonably be expected to have a material adverse effect on the assets, liabilities, business, financial condition, results of operations or prospects of ONB on a consolidated basis or that may involve a loss of more than $25,000 in excess of applicable insurance coverage;

             4.17.3 Any amendment, modification or termination of any existing, or entry into any new, material contract or permit that has had or may reasonably be expected to have a material adverse effect on the assets, liabilities, business, financial condition, results of operations or prospects of ONB on a consolidated basis;

             4.17.4 Any disposition by ONB, Orange or Mortgage Brokerage of an asset the lack of which has had or may reasonably be expected to have a material adverse effect on the assets, liabilities, business, financial condition, results of operations or prospects of ONB on a consolidated basis; or

             4.17.5 Any direct or indirect redemption, purchase or other acquisition by ONB, Orange or Mortgage Brokerage of any equity securities or any declaration, setting aside or payment of any dividend (except, in the case of the declaration, setting aside or payment of a cash dividend, as disclosed in the Financial Statements of ONB) or other distribution on or in respect of ONB Stock whether consisting of money, other personal property, real property or other things of value.

        4.18 Licenses and Permits. Each of ONB, Orange and Mortgage Brokerage has all material licenses and permits that are necessary for the conduct of its respective business, and such licenses are in full force and effect, except for any failure to be in full force and effect that would not, individually or in the aggregate, have a material adverse effect on the business, financial condition, results of operations or prospects of ONB on a consolidated basis. The respective properties, assets, operations and businesses of ONB and Orange are and have been maintained and conducted, in all material respects, in compliance with all applicable licenses and permits. The respective properties and operations of ONB and Orange are and have been maintained and conducted, in all material respects, in compliance with all applicable laws and regulations.

        4.19 Undisclosed Liabilities. Neither ONB, Orange or Mortgage Brokerage has any liabilities or obligations, either accrued or contingent, that are material to ONB and that have not been: (a) reflected or disclosed in the Financial Statements of ONB; (b) incurred subsequent to December 31, 1998 in the ordinary course of business consistent with past practices; or (c) disclosed in a list furnished by ONB to CVB (the "Undisclosed Liabilities List") or on any other ONB List. ONB does not know of any basis for the assertion against it or Orange of any liability, obligation or claim (including, without limitation, that of any regulatory authority) that is likely to result in or cause a material adverse change in the business, financial condition, results of operations or prospects of ONB on a consolidated basis that is not fairly reflected in the Financial Statements of ONB or otherwise disclosed in this Agreement.

        4.20 Employee Benefit Plans.

             4.20.1 ONB has previously made available to CVB copies of each "employee benefit plan," as defined in Section 3(3) of ERISA, of which ONB or any member of the same controlled group of corporations, trades or businesses as ONB within the meaning of Section 4001(a)(14) of ERISA ("ERISA Affiliates") is a sponsor or participating employer or as to which ONB or any of its ERISA Affiliates makes contributions or is required to make contributions and which is subject to any provision of ERISA and covers any employee, whether active or retired, of ONB or any of its ERISA Affiliates, together with all amendments thereto, all currently effective and related summary plan descriptions (to the extent one is required by law), the determination letter from the IRS, the annual reports for the most recent three years (Form 5500 including, if applicable, Schedule B thereto) and the summary of material modifications prepared in connection with any such plan. Such plans are hereinafter referred to collectively as the "Employee Plans." ONB does not participate in an employee benefit pension plan that is a "multiemployer plan" within the meaning of
Section 3(37) of ERISA that would subject ONB or any of its ERISA Affiliates to a material amount of liability with respect to any such plan. No event has occurred that will subject such Employee Plans to a material amount of tax under Section 511 of the Code. All amendments required to bring each Employee Plan into conformity with all of the applicable provisions of ERISA, the Code and all other applicable laws have been made, other than the requirement to make amendments for which the regulatory remedial amendment period has not expired. As disclosed in a list furnished by ONB to CVB of all of ONB's Employee Plans, (the "ONB Employee Plan List"), all Employee Plans were in effect for substantially all of 1998, and there has been no material amendment thereof (other than amendments required to comply with applicable law) or material increase in the cost thereof or benefits thereunder on or after January 1, 1998.

             4.20.2 ONB has previously made available to CVB copies or descriptions of each plan or arrangement maintained or otherwise contributed to by ONB or any of its ERISA Affiliates which is not an Employee Plan and which (exclusive of base salary and base wages) provides for any form of current or deferred compensation, bonus, stock option, stock awards, stock-based compensation or other forms of incentive compensation or post-termination insurance, profit sharing, retirement, group health or insurance, disability, workers' compensation, welfare or similar plan or arrangement for the benefit of any employee or class of employees, whether active or retired, of ONB or any of its ERISA Affiliates (such plans and arrangements being collectively referred to herein as "Benefit Arrangements"). As disclosed in the ONB Employee Plan List hereto, which includes a list of all Benefit Arrangements, all Benefit Arrangements which are in effect were in effect for substantially all of 1998 and there has been no material amendment thereof or material increase in the cost thereof or benefits payable thereunder since January 1, 1998. Except as set forth in the ONB Employee Plan List, there has been no material increase in the compensation of or benefits payable to any senior executive employee of ONB since December 31, 1998, nor any employment, severance or similar contract entered into with any such employee, nor any material amendment to any such contract, since December 31, 1998. There is no contract, agreement or benefit arrangement covering any employee of ONB which individually or collectively could give rise to the payment of any amount which would constitute an "excess parachute payment," as such term is defined in Section 280G of the Code, or would constitute compensation that is not deductible by reason of the limitation set forth in Section 162(m) of the Code.

             4.20.3 With respect to all Employee Plans and Benefit Arrangements, ONB and its ERISA Affiliates are in material compliance with their terms (other than noncompliance the cost or liability for which is not material) with the requirements prescribed by any and all statutes, governmental or court orders, or governmental rules or regulations currently in effect, including but not limited to ERISA and the Code, applicable to such plans or arrangements. All material government reports and filings required by law have been properly and timely filed and all information required to be distributed to participants or beneficiaries has been distributed with respect to each Employee Plan. ONB and its ERISA Affiliates have performed all of their obligations under all such Employee Plans and Benefit Arrangements in all material aspects. There is no pending or, to the knowledge of ONB, threatened legal action, proceeding or investigation against or involving any Employee Plan or Benefit Arrangement which could result in a material amount of liability of ONB or an ERISA Affiliate to such Employee Plan. No condition exists that could constitute grounds for the termination of any Employee Plan under Section 4042 of ERISA; no "prohibited transaction," as defined in Section 406 of ERISA and

Section 4975 of the Code, has occurred with respect to any Employee Plan, or any other employee benefit plan maintained by ONB or any of its ERISA Affiliates which is covered by Title I of ERISA, which could subject ONB directly or indirectly responsible to a material amount of liability under Title I of ERISA or to the imposition of a material amount of tax under Section 4975 of the Code which could have a material adverse effect on the business, assets, financial condition, results of operations or prospects of ONB on a consolidated basis; nor has any Employee Plan subject to Part III of Subtitle B of Title I of ERISA or Section 412 of the Code, or both, incurred any "accumulated funding deficiency," as defined in Section 412 of the Code, whether or not waived, nor has ONB failed to make any material contribution or pay any material amount due and owing as required by the terms of any Employee Plan or Benefit Arrangement. No "reportable event" as defined in ERISA, except reportable events for which the 30-day notice requirement has been waived, has occurred with respect to any of the Employee Plans. Neither ONB nor any of its ERISA Affiliates has not incurred nor expects to incur, directly or indirectly, a material amount of liability under Title IV or ERISA arising in connection with the termination of, or a complete or partial withdrawal from, any plan covered or previously covered by Title IV of ERISA which could constitute a liability of CVB or of any of its Affiliates (including ONB and Orange) at or after the Effective Time of the Merger.

             4.20.4 Neither ONB nor any of its ERISA Affiliates has provided or is required to provide security to any Employee Plan pursuant to Section 401(a)(29) of the Code. Each of the Employee Plans which is intended to be a qualified plan under Section 401(a) of the Code has received a favorable determination letter from the Internal Revenue Service and neither ONB nor Orange knows of any fact which could adversely affect the qualified status of any such Employee Plan other than the requirement to make amendments for which the regulatory remedial amendment period has not expired. The Financial Statements of ONB properly reflect all amounts required to be accrued as liabilities to date under each of the Employee Plans.

             4.20.5 Except for Scheduled Contracts set forth in the ONB Contract List or as set forth in the ONB Employee Plan List, as the case may be, each Employee Plan or Benefit Arrangement and each personal services contract, fringe benefit, consulting contract or similar arrangement with or for the benefit of any officer, director, employee or other person can be terminated by ONB within a period of 30 days following the Effective Time of the Merger, without payment of any amount as a penalty, bonus, premium, severance pay or other compensation for such termination.

             4.20.6 All group health plans of ONB have been operated in compliance with the group health plan continuation coverage requirements of
Section 4980B of the Code in all material respects.

             4.20.7 Neither ONB nor Orange utilizes or has utilized the services of workers (including workers provided by third parties, independent contractors and temporary employees) who might reasonably be classified as employees (or permanent employees) of either, such that, were such employees so reclassified, it could reasonably be expected to result in the disqualification of any of the Employee Plans or result in the imposition of material penalties or excise taxes by the IRS, the Department of Labor, the Pension Benefit Guaranty Corporation or any other Governmental Entity. Neither ONB nor Orange utilized or has utilized the services of leased employees under circumstances that might reasonably result in such a disqualification or imposition of material penalties or excise taxes.

             4.20.8 Except as set forth in the ONB Employee Plan List, with respect to each Employee Plan that is funded wholly or partially through an insurance policy, neither ONB or Orange has been notified that there will be liability of ONB or Orange, as of the Closing Date, under any such insurance policy or ancillary agreement with respect to such insurance policy in the nature of a retroactive rate adjustment, loss sharing arrangement or other actual or contingent liability arising wholly or partially out of events occurring prior to the Closing Date.

        4.21 Corporate Records. The minute books of each of ONB, Orange and Mortgage Brokerage accurately reflect all material actions taken by the respective shareholders, board of directors and committees of each of ONB, Orange and Mortgage Brokerage.

        4.22 Accounting Records. Each of ONB, Orange and Mortgage Brokerage maintain accounting records which fairly and validly reflect, in all material respects, its transactions and accounting controls exist sufficient to provide reasonable assurances that such transactions are, in all material respects, (i) executed in accordance with its management's general or specific authorization, and (ii) recorded as necessary to permit the preparation of financial statements in conformity with generally accepted accounting procedures. Such records, to the extent they contain important information pertaining to ONB, Orange and Mortgage Brokerage which is not easily and readily available elsewhere, have been duplicated, and such duplicates are stored safely and securely.

        4.23 Offices and ATMs. ONB has furnished to CVB a list (the "ONB Offices List") setting forth the headquarters of each of ONB, Orange and Mortgage Brokerage (identified as such) and each of the offices and automated teller machines ("ATMs") maintained and operated by ONB or Orange (including, without limitation, representative and loan production offices and operations centers) and the location thereof. Except as set forth on the ONB Offices List, neither ONB, Orange or Mortgage Brokerage maintains any other office or ATM or conducts business at any other location, and neither ONB, Orange or Mortgage Brokerage has applied for or received permission to open any additional branch or operate at any other location.

        4.24 Operating Losses. ONB has furnished to CVB a list (the "ONB Operating Losses List") setting forth any Operating Loss (as herein defined) which has occurred at ONB during the period after December 31, 1998 to the date of the Agreement. No action has been taken or omitted to be taken by any employee of ONB that has resulted in the incurrence by ONB of an Operating Loss or that might reasonably be expected to result in the incurrence of any individual Operating Loss which, net of any insurance proceeds payable in respect thereof, would exceed $25,000 on an individual basis or in the aggregate. For purposes of this section "Operating Loss" means any loss resulting from cash shortages, lost or misposted items, disputed clerical and accounting errors, forged checks, payment of checks over stop payment orders, counterfeit money, wire transfers made in error, theft, robberies, defalcations, check kiting, fraudulent use of credit cards or ATMs, civil money penalties, fines, litigation or claims.

        4.25 Loan Portfolio. ONB has furnished to CVB a list (the "ONB Loan List") that sets forth as of April 30, 1999, a description of, (a) by type and classification, if any, each loan, lease, other extension of credit or commitment to extend credit by ONB, Orange or Mortgage Brokerage; (b) by type and classification, all loans, leases, other extensions and commitments to extend credit of ONB, Orange or Mortgage Brokerage that have been classified by its bank examiners or auditors (external or internal) as "Watch List," "Substandard," "Doubtful," "Loss" or any comparable classification; and (c) all consumer loans due to ONB, Orange or Mortgage Brokerage as to which any payment of principal, interest or any other amount is 90 days or more past due.

        4.26 Investment Securities. ONB has furnished to CVB a list (the "ONB Investment Securities List") setting forth a description of each Investment Security held by ONB, Orange or Mortgage Brokerage on April 30, 1999. The ONB Investment Securities List sets forth, with respect to each such Investment
Security: (i) the issuer thereof; (ii) the outstanding balance or number of shares; (iii) the maturity, if applicable; (iv) the title of issue; and (v) the classification under SFAS No. 115. Neither ONB nor Orange has any Investment Security classified as trading.

        4.27 Power of Attorney. Neither ONB, Orange or Mortgage Brokerage has granted any Person a power of attorney or similar authorization that is presently in effect or outstanding.

        4.28 Facts Affecting Regulatory Approvals. To the best knowledge of ONB, there is no fact, event or condition applicable to ONB, Orange or Mortgage Brokerage which will, or reasonably could be expected to, adversely affect the likelihood of securing the requisite approvals or consents of any Governmental Entity to the Merger, the Bank Merger and the transactions contemplated by this Agreement.

        4.29 Accounting and Tax Matters. Neither ONB, Orange or Mortgage Brokerage has through the date hereof taken or agreed to take any action that would prevent CVB from accounting for the business combination to be effected by the Merger and the Bank Merger as a pooling-of-interests or would prevent the Merger and the Bank Merger from qualifying as a tax-free reorganization under the Code.

        4.30 Indemnification. Other than pursuant to the provisions of their respective Articles of Incorporation or Bylaws, neither ONB, Orange or Mortgage Brokerage is a party to any indemnification agreement with any of its present officers, directors, employees, agents or other persons who serve or served in any other capacity with any other enterprise at the request of ONB or Orange (a "Covered Person"), and to the best knowledge of ONB, there are no claims for which any Covered Person would be entitled to indemnification by ONB, Orange or Mortgage Brokerage if such provisions were deemed in effect, except as set forth in a list furnished by ONB to CVB (the "ONB Indemnification List").

        4.31 Community Reinvestment Act. Orange has received a rating of "Satisfactory" in its most recent Community Reinvestment Act examination. Orange has not been advised of any supervisory concerns regarding its or ONB's compliance with the Community Reinvestment Act.

        4.32 Derivative Transactions. Except as set forth in a list furnished by ONB to CVB (the "ONB Derivatives List"), neither ONB, Orange or Mortgage Brokerage is a party to or has agreed to enter into an exchange traded or over-the-counter equity, interest rate, foreign exchange or other swap, forward, future, option, cap, floor or collar or any other contract that is not included on the balance sheet and is a derivative contract (including various combinations thereof) or owns securities that are referred to generically as "structured notes," "high risk mortgage derivatives," "capped floating rate notes," or "capped floating rate mortgage derivatives."

        4.33 Trust Administration. Orange does not presently exercise trust powers, including, but not limited to, trust administration, and neither it nor any predecessor has exercised such trust powers for a period of at least three years prior to the date hereof. The term "trusts" as used in this Section 4.33 includes (i) any and all common law or other trusts between an individual, corporation or other entities and Orange or a predecessor, as trustee or co-trustee, including, without limitation, pension or other qualified or nonqualified employee benefit plans, compensation, testamentary, inter vivos, and charitable trust indentures; (ii) any and all decedents' estates where Orange or a predecessor is serving or has served as a co-executor or sole executor, personal representative or administrator, administrator de bonis non, administrator de bonis non with will annexed, or in any similar fiduciary capacity; (iii) any and all guardianships, conservatorships or similar positions where Orange or a predecessor is serving or has served as a co-grantor or a sole grantor or a conservator or co-conservator of the estate, or any similar fiduciary capacity; and (iv) any and all agency and/or custodial accounts and/or similar arrangements, including plan administrator for employee benefit accounts, under which Orange or a predecessor is serving or has served as an agent or custodian for the owner or other party establishing the account with or without investment authority.

        4.34 Disclosure Documents and Applications. None of the information supplied or to be supplied by or on behalf of ONB ("ONB Supplied Information") for inclusion in (a) the Registration Statement on Form S-4 and the Proxy Statement and Prospectus to be mailed to the shareholders of ONB and CVB in connection with obtaining the approval of the shareholders of ONB and CVB of this Agreement, as required and (b) any other documents to be filed with the SEC, the FRB, the FDIC, the DFI or any other Governmental Entity in connection with the transactions contemplated in this Agreement, will, at the respective times such documents are filed or become effective, or with respect to the Proxy Statement and Prospectus when mailed, contain any untrue statement of a material fact, or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

        4.35 Intellectual Property. Except as set forth in a list furnished by ONB to CVB (the "ONB Intellectual Property List"), ONB, Orange and Mortgage Brokerage own or possess valid and binding licenses and other rights to use without payment all material patents, copyrights, trade secrets, trade names, service marks and trademarks used in their respective businesses; and neither ONB, Orange or Mortgage Brokerage has received any notice with respect thereto that asserts the rights of others. ONB, Orange and Mortgage Brokerage have in all material respects performed all the obligations required to be performed by them, and are not in default in any material respect under any license, contract, agreement, arrangement or commitment relating to any of the foregoing.

        4.36 Year 2000. The mission critical computer software operated by ONB and Orange is currently capable of providing, or is being adapted to provide, uninterrupted millennium functionality to record, store, process and present calendar dates falling on or after January 1, 2000 in substantially the same manner and with the same functionality as such mission critical software records, stores, processes and presents such calendar dates falling on or before December 31, 1999. The costs of the adaptations referred to in this clause will not have a material adverse effect on the business, financial condition, results of operations or prospects of ONB on a consolidated basis. Neither ONB nor Orange has received, or reasonably expects to receive, a "Year 2000 Deficiency Notification Letter" (as such term is employed by the FDIC). ONB has disclosed to CVB a complete and accurate copy of its plan, including an estimate of the anticipated associated costs, for addressing the issues set forth in all Federal Financial Institutions Examination Council Interagency Statements as such issues affect ONB and Orange. Between the date of this Agreement and the Effective Time, ONB shall use commercially practicable efforts to implement such plan.

        4.37 Insider Loans; Other Transactions. ONB has previously provided CVB with a listing, current as of April 30, 1999, of all extensions of credit made by ONB, Orange and Mortgage Brokerage to each of its executive officers and directors and their related interests (all as defined under Federal Reserve Board Regulation O), all of which have been made in compliance with Regulation O, and Section 23B under the Federal Reserve Act which listing is true, correct and complete in all material respects. Neither ONB, Orange or Mortgage Brokerage owes any amount to, or has any contract or lease with or commitment to, any of the present executive officers or directors of ONB, Orange or Mortgage Brokerage (other than for compensation for current services not yet due and payable, reimbursement of expenses arising in the ordinary course of business, options or awards available under the ONB Stock Option Plan or any amounts due pursuant to ONB's Employee Plans).

        4.38 Registration Obligation. Neither ONB, Orange or Mortgage Brokerage is under any obligation, contingent or otherwise, to register any of their respective securities under the Securities Act or rules and regulation of the OCC.

        4.39 SBA Lending. Orange is a [certified preferred lender] with respect to the Small Business Administration and maintains a program for lending with the Small Business Administration.

        4.40 Accuracy and Currentness of Information Furnished. The representations and warranties made by ONB hereby or in the ONB Lists or schedules hereto do not contain any untrue statement of a material fact or omit to state any material fact which is necessary under the circumstances under which they were made to prevent the statements contained herein or in such schedules from being misleading.


                                   ARTICLE 5.

                      REPRESENTATIONS AND WARRANTIES OF CVB

            CVB represents and warrants to ONB as follows:

        5.1 Incorporation, Standing and Power. CVB has been duly organized, is validly existing and in good standing as a corporation under the laws of the State of California and is registered as a bank holding company under the BHC Act. CBB is a California state chartered bank duly organized, validly existing and in good standing under the laws of the State of California and is authorized by the DFI to conduct a general banking business. CBB's deposits are insured by the FDIC in the manner and to the fullest extent provided by law. Each of CVB and CBB has all requisite corporate power and authority to own, lease and operate their respective properties and assets and to carry on their businesses as presently conducted. CVB and CBB are duly qualified and in good standing as foreign corporations, and are authorized to do business, in all states or other jurisdictions in which such qualification or authorization is necessary, except where the failure to be so qualified or authorized would not, individually or in the aggregate, have a material adverse effect on the business, financial condition, results of operations or prospects of CVB and CBB on a consolidated basis. True and correct copies of the Articles of Incorporation and Bylaws of CVB and CBB have been delivered to ONB. Such Articles of Incorporation and Bylaws are in full force and effect as of the date hereof.

        5.2 Capitalization. As of the date of this Agreement, the authorized capital stock of CVB consists of 50,000,000 shares of common stock, no par value, of which 16,563,771 shares are outstanding and 20,000,000 shares of preferred stock, no par value, of which no shares are outstanding. All of the outstanding shares of CVB Stock are duly authorized, validly issued, fully paid and nonassessable. The CVB Stock to be used in the Merger will be duly authorized, validly issued, fully paid and nonassessable.

        5.3 Financial Statements. CVB has previously furnished to ONB a copy of the Financial Statements of CVB. The Financial Statements of CVB: (a) present fairly the consolidated financial condition of CVB as of the respective dates indicated and its consolidated results of operations and statements of cash flows, as applicable, for the respective periods then ended, subject, in the case of the unaudited consolidated interim financial statements, to normal recurring adjustments; (b) have been prepared in accordance with generally accepted accounting principles and/or applicable regulatory accounting principles or banking regulations consistently applied (except as otherwise indicated therein); and (c) are based upon the books and records of CVB and its subsidiaries.

        5.4 Reports and Filings. Since January 1, 1996, CVB has filed all reports, returns, registrations and statements (such reports and filings referred to as "CVB Filings"), together with any amendments required to be made with respect thereto, that were required to be filed with (a) the SEC, (b) the FRB, and (c) any other applicable Governmental Entity, including taxing authorities, except where the failure to file such reports, returns, registrations or statements has not had and is not reasonably expected to have a material adverse effect on the business, financial condition, results of operations or prospects of CVB on a consolidated basis. No administrative actions have been taken or orders issued in connection with such CVB Filings. As of their respective dates, each of such CVB Filings (y) complied in all material respects with all laws and regulations enforced or promulgated by the Governmental Entity with which it was filed (or was amended so as to be in such compliance promptly following discovery of any such noncompliance); and (z) did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. Any financial statement contained in any of such CVB Filings that was intended to present the financial position of CVB on a consolidated basis fairly presented the financial position of CVB on a consolidated basis and was prepared in accordance with generally accepted accounting principles or banking regulations consistently applied, except as stated therein, during the periods involved and except (other than for those financial statements filed with the SEC), where any misstatement or omission would not make the statements therein, in light of the circumstances under which they were made, misleading.

        5.5 Authority. The execution and delivery by CVB of this Agreement and the Agreement of Merger and by CBB of the Agreement of Bank Merger, subject to the required approval of the shareholders of CVB of this Agreement and the transactions contemplated hereby, and the consummation of the transactions contemplated hereby and thereby have been duly and validly authorized by all necessary corporate action on the part of CVB and CBB, as appropriate. This Agreement is, and the Agreement of Merger and the Agreement of Bank Merger will be, upon due execution and delivery by the respective parties thereto, valid and binding obligations of CVB and CBB, as the case may be, enforceable in accordance with their respective terms, except as the enforceability thereof may be limited by bankruptcy, liquidation, receivership, conservatorship, insolvency, moratorium or other similar laws affecting the rights of creditors generally and by general equitable principles. Except as set forth in a list furnished by CVB to ONB (the "CVB Conflicts and Consents List"), neither the execution and delivery by CVB of this Agreement or the Agreement of Merger or by CBB of the Agreement of Bank Merger, the consummation of the transactions contemplated herein, nor compliance by CVB or CBB with any of the provisions hereof or thereof, will: (a) conflict with or result in a breach of any provision of their respective Articles of Incorporation, as amended, or Bylaws, as amended; (b) constitute a breach of or result in a default (or give rise to any rights of termination, cancellation or acceleration, or any right to acquire any securities or assets) under any of the terms, conditions or provisions of any note, bond, mortgage, indenture, franchise, license, permit, agreement or other instrument or obligation to which CVB or any subsidiary of CVB is a party, or by which CVB or any subsidiary of CVB or any of their respective properties or assets is bound; (c) result in the creation or imposition of any Encumbrance on any of the properties or assets of CVB or any subsidiary; or (d) violate any order, writ, injunction, decree, statute, rule or regulation applicable to CVB or any subsidiary of CVB or any of their respective properties or assets. Except as set forth in the "CVB Conflicts and Consents List," no consent of, approval of, notice to or filing with any Governmental Entity having jurisdiction over any aspect of the business or assets of CVB or CBB, and no consent of, approval of or notice to any other Person, is required in connection with the execution and delivery by CVB of this Agreement or the Agreement of Merger, or the consummation by CVB of the Merger or the transactions contemplated hereby or thereby, or by CBB of the Agreement of Bank Merger and the transactions contemplated thereby, except (i) such approvals as may be required by the SEC, the FRB, FDIC and the DFI; (ii) the approval of the shareholders of CVB, if required; (iii) filing of the Agreement of Merger with the Secretary of State of the State of California and the Agreement of Bank Merger with the Secretary of State and the Commissioner; and (iv) such approvals as may be required to approve for inclusion on AMEX of the CVB Stock to be issued in the Merger.

        5.6 Subsidiaries. As of the date of this Agreement, CVB owns all of the outstanding stock of CBB. As of the date of this Agreement, and except for its investments in CBB, Chino Valley Bancorp, Community Trust Deed Services, and CVB Ventures, Inc., CVB does not own, directly or indirectly (except as a pledgee pursuant to loans or upon acquisition in satisfaction of debt previously contracted), the outstanding stock or equity or other voting interest in any other Person. CBB is the only subsidiary material to the business or financial condition of CVB on a consolidated basis.

        5.7 Brokers and Finders. CVB is not a party to or obligated under any agreement with any broker or finder relating to the transactions contemplated hereby, and neither the execution of this Agreement nor the consummation of the transactions provided for herein will result in any liability to any broker or finder.

        5.8 Insurance. Each of CVB and CBB have policies of insurance and bonds with respect to their respective assets and business against such casualties and contingencies and in such amounts, types and forms as are customarily appropriate. All such insurance policies and bonds are in full force and effect.

        5.9 Certain Material Changes. Except as specifically required, permitted or effected by this Agreement or as disclosed in any CVB Filings, since December 31, 1998, there has not been, occurred or arisen any of the following (whether or not in the ordinary course of business unless otherwise indicated):

            5.9.1 Any change in any of the assets, liabilities, permits, methods of accounting or accounting practices, business, or manner or conducting business, of CVB or its subsidiaries or any other event or development that has had or may reasonably be expected to have a material adverse effect on the assets, liabilities, permits, business, financial condition, results of operations or prospects of CVB on a consolidated basis;

            5.9.2 Any damage, destruction or other casualty loss (whether or not covered by insurance) that has had or may reasonably be expected to have a material adverse effect on the assets, liabilities, permits, business, financial condition, results of operations or prospects of CVB on a consolidated basis;

            5.9.3 Any amendment, modification or termination of any existing, or entry into any new, material contract or permit that has had or may reasonably be expected to have a material adverse effect on the assets, liabilities, permits, business, financial condition, results of operations or prospects of CVB on a consolidated basis; or

            5.9.4 Any disposition by CVB of an asset the lack of which has had or may reasonably be expected to have a material adverse effect on the assets, liabilities, permits, business, financial condition, results of operations or prospects of CVB on a consolidated basis.

       5.10 Licenses and Permits. CVB and CBB have all material licenses and permits that are necessary for the conduct of their respective businesses, and such licenses are in full force and effect, except for any failure to be in full force and effect that would not, individually or in the aggregate, have a material adverse effect on the business, financial condition, results of operations or prospects of CVB on a consolidated basis. The properties, assets, operations and businesses of CVB and CBB are and have been maintained and conducted, in all material respects, in compliance with all applicable licenses and permits. The properties and operations of CVB and CBB are and have been maintained and conducted, in all material respects, in compliance with all applicable laws and regulations.

        5.11 Compliance with Laws and Regulations. Neither CVB or CBB is in default under or in breach or violation of (i) any provision of its respective Articles or Incorporation, as amended, or Bylaws, as amended, or (ii) law, rule or regulation promulgated by any Governmental Entity, except, with respect to clause (ii) for such defaults, breaches or violations as would not have, individually or in the aggregate, a material adverse effect on the business, financial condition, results of operations or prospects of CVB on a consolidated basis.

        5.12 Corporate Records. The minute books of CVB and CBB reflect all material actions taken to this date by its respective shareholders, boards of directors and committees.

        5.13 Accounting Records. CVB and CBB maintain accounting records which fairly and validly reflect, in all material respects, their transactions and accounting controls exist sufficient to provide reasonable assurances that such transactions are, in all material respects, (i) executed in accordance with their management's general or specific authorization, and (ii) recorded as necessary to permit the preparation of financial statements in conformity with generally accepted accounting procedures. Such records, to the extent they contain important information pertaining to CVB and CBB. which is not easily and readily available elsewhere, have been duplicated, and such duplicates are stored safely and securely.

        5.14 Facts Affecting Regulatory Approvals. To the best knowledge of CVB, there is no fact, event or condition applicable to CVB or any of its subsidiaries which will, or reasonably could be expected to, adversely affect the likelihood of securing the requisite approvals or consents of any Governmental Entity to the Merger, the Bank Merger and the transactions contemplated by this Agreement.

        5.15 Accounting and Tax Matters. CVB and CBB have not through the date hereof taken or agreed to take any action that would prevent it from accounting for the business combination to be effected by the Merger and the Bank Merger as a pooling-of-interests or would prevent the Merger and the Bank Merger from qualifying as a tax-free reorganization under the Code.

        5.16 Disclosure Documents and Applications. None of the information supplied or to be supplied by or on behalf of CVB or any of its subsidiaries ("CVB Supplied Information") for inclusion in (a) the Registration Statement on Form S-4 and the Proxy Statement and Prospectus to be mailed to the shareholders of ONB and CVB in connection with obtaining the approval of the shareholders of ONB and CVB of this Agreement, the Merger and the other transactions contemplated hereby, and (b) any other documents to be filed with the SEC, the FRB, the FDIC, the DFI or any other Governmental Entity in connection with the transactions contemplated in this Agreement, will, at the respective times such documents are filed or become effective, or with respect to the Proxy Statement and Prospectus when mailed, contain any untrue statement of a material fact, or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

        5.17 AMEX Listing. As of the date hereof, CVB Stock is listed on the American Stock Exchange. CVB has taken no action to delist CVB Stock and, to the best of CVB's knowledge, there are no existing orders nor pending investigations by a Governmental Entity or any stock exchange which might lead to the delisting of CVB Stock.

        5.18 Employees. There are no controversies pending or threatened between either CVB or CBB and any of its employees that are likely to have a material adverse effect on the business, financial condition, results of operations or prospects of CVB on a consolidated basis. Neither CVB nor CBB is a party to any collective bargaining agreement with respect to any of its employees or any labor organization to which its employees or any of them belong.

        5.19 Year 2000. The mission-critical computer software operated by CVB and CBB is currently capable of providing, or is being adapted to provide, uninterrupted millennium functionality to record, store, process and present calendar dates falling on or after January 1, 2000 in substantially the same manner and with the same functionality as such mission critical software records, stores, processes and presents such calendar dates falling on or before December 31, 1999. The costs of the adaptations referred to in this clause will not have a material adverse effect on the business, financial condition, results of operations or prospects of CVB on a consolidated basis. CVB has not received, and reasonably expects that it will not receive, a "Year 2000 Deficiency Notification Letter" (as such term is employed by the FDIC).

        5.20 Litigation. Except as set forth in a list furnished by CVB to ONB (the "CVB Litigation List") there is no private or governmental suit, claim, action or proceeding pending, nor to CVB's knowledge threatened, against CVB or CBB or against any of their respective directors, officers or employees relating to the performance of their duties in such capacities or against or affecting any properties of CVB or CBB which, if adversely determined, would have, individually or in the aggregate, a material adverse effect upon the business, financial condition or results of operations of CVB on a consolidated basis, or which may involve a judgment against CVB or CBB in excess of $250,000. Also, except as disclosed in the CVB Litigation List, there are no material judgments, decrees, stipulations or orders against CVB or CBB in respect of, or the effect of which is to prohibit, any business practice or the acquisition of any property or the conduct of business in any area.

        5.21 Taxes. Except as set forth in a list furnished by CVB to ONB (the "CVB Tax List"), (A) all material Tax Returns required to be filed by or on behalf of CVB or CBB, have been duly and timely filed with the appropriate taxing authorities in all jurisdictions in which such Tax Returns are required to be filed (after giving effect to any valid extensions of time in which to make such filings), and all such Tax Returns were true, complete and correct in all material respects; (B) all Taxes due and payable by or on behalf of CVB, CBB or any of their subsidiaries, either directly, as part of an Affiliated Group Tax Return, or otherwise, have been fully and timely paid, except to the extent adequately reserved therefor in accordance with generally accepted accounting principles and/or applicable regulatory accounting principles or banking regulations consistently applied on the CVB balance sheet, and adequate reserves or accruals for Taxes have been provided in the CVB balance sheet with respect to any period through the date thereof for which Tax Returns have not yet been filed or for which Taxes are not yet due and owing; and (C) no agreement, waiver or other document or arrangement extending or having the effect of extending the period for assessment or collection of Taxes (including, but not limited to, any applicable statute of limitation) has been executed or filed with any taxing authority by or on behalf of CVB, CBB or any of their subsidiaries, or any Affiliated Group(s) of which any of them is or was a member.

        5.22 Performance of Obligations. Each of CVB and CBB has performed in all material respects all of the obligations required to be performed by it to date and is not in default under or in breach of any term or provision of any covenant, contract, lease, indenture or any other covenant to which it is a party, is subject or is otherwise bound, and no event has occurred that, with the giving of notice or the passage of time or both, would constitute such default or breach, where such default or breach would have, individually or in the aggregate, a material adverse effect on the business, financial condition, results of operations or prospects of CVB on a consolidated basis.

        5.23 Employee Benefit Plans. CVB has previously made available to ONB copies of each "employee benefit plan," as defined in Section 3(3) of ERISA, of which CVB or any member of the same controlled group of corporations, trades or businesses as CVB within the meaning of Section 4001(a)(14) of ERISA ("ERISA Affiliates") is a sponsor or participating employer or as to which CVB or any of its ERISA Affiliates makes contributions or is required to make contributions and which is subject to any provision of ERISA and covers any employee, whether active or retired, of CVB or any of its ERISA Affiliates, together with all amendments thereto, all currently effective and related summary plan description (to the extent one is required by law), the determination letter from the IRS, the annual reports for the most recent three years (Form 5500 including, if applicable, Schedule B thereto) and the summary of material modifications prepared in connection with any such plan. Such plans are hereinafter referred to collectively as the "Employee Plans." CVB does not participate in an employee benefit pension plan that is a "multiemployer plan" within the meaning of
Section 3(37) of ERISA that would subject CVB or any of its ERISA Affiliates to a material amount of withdrawal liability upon withdrawal from any such plan. No event has occurred that will subject such Employee Plans to a material amount of tax under Section 511 of the Code. All amendments required to bring each Employee Plan into conformity with all of the applicable provisions of ERISA, the Code and all other applicable laws have been made other than to make amendments for which the regulatory remedial amendment period has not expired. As disclosed in a list furnished by CVB to ONB (the "CVB Employee Plan List"), all Employee Plans were in effect for substantially all of 1998, and there has been no material amendment thereof (other than amendments required to comply with applicable law) or material increase in the cost thereof or benefits thereunder on or after January 1, 1998.

             With respect to all Employee Plans and Benefit Arrangements, CVB and its ERISA Affiliates are in material compliance with their terms and (other than noncompliance the cost or liability of which is not material) with the requirements prescribed by any and all statutes, governmental or court orders, or governmental rules or regulations currently in effect, including but not limited to ERISA and the Code, applicable to such plans or arrangements. Each of the Employee Plans which is intended to be a qualified plan under Section 401(a) of the Code has received a favorable determination letter from the Internal Revenue Service and neither CVB nor CBB knows of any fact which could adversely affect the qualified status of any such Employee Plan other than the requirement to make amendments for which the regulatory remedial amendment period has not expired.

        5.24 Community Reinvestment Act. CBB has received a rating of "Satisfactory" in its most recent examination with respect to the Community Reinvestment Act. CBB has not been advised of any supervisory concerns regarding CBB's compliance with the Community Reinvestment Act.

        5.25 Derivative Transactions. Except as set forth in a list furnished by CVB to ONB (the "CVB Derivatives List"), neither CVB or CBB is a party to or has agreed to enter into an exchange traded or over-the-counter equity, interest rate foreign exchange or other swap, forward, future, option, cap, floor or collar or any other contract that is not included on the balance sheet and is a derivative contract (including various combinations thereof) or owns securities that are referred to generically as "structured notes," "high risk mortgage derivatives," "capped floating rate notes," or "capped floating rate mortgage derivatives."

        5.26 Intellectual Property. Except as set forth in a list furnished by CVB to ONB (the "CVB Intellectual Property List"), CVB and CBB own or possess valid and binding licenses and other rights to use without payment all material patents, copyrights, trade secrets, trade names, service marks and trademarks used in their respective businesses, and neither CVB nor CBB has received any notice with respect thereto that asserts the rights of others. CVB and CBB have in all material respects performed all the obligations required to be performed by them, and are not in default in any material respect under any license, contract, agreement, arrangement or commitment relating to any of the foregoing.

        5.27 Accuracy and Currentness of Information Furnished. The representations and warranties made by CVB hereby or in the CVB Lists or Schedules hereto do not contain any untrue statement of material fact or omit to state any material fact which is necessary under the circumstances under which they were made to prevent the statements contained herein or in such schedules from being misleading.


                                   ARTICLE 6.

              COVENANTS OF ONB PENDING EFFECTIVE TIME OF THE MERGER

            ONB covenants and agrees with CVB as follows:

        6.1 Limitation on Conduct Prior to Effective Time of the Merger. Between the date hereof and the Effective Time of the Merger, except as contemplated by this Agreement and subject to requirements of law and regulation, ONB agrees to conduct its business (and to cause Orange and Mortgage Brokerage to conduct their respective businesses) in the ordinary course in substantially the manner heretofore conducted and in accordance with sound banking practices, and ONB, Orange and Mortgage Brokerage shall not, without the prior written consent of CVB, which consent shall not be unreasonably withheld:

            6.1.1 issue, sell or grant any ONB Stock (except pursuant to the exercise of ONB Options outstanding as of the date hereof), any other securities (including long-term debt) of ONB, Orange or Mortgage Brokerage, or any rights, stock appreciation rights, options or securities to acquire any ONB Stock, or any other securities (including long-term debt) of ONB, Orange or Mortgage Brokerage;

            6.1.2 declare, set aside or pay any dividend or make any other distribution upon or split, combine or reclassify any shares of capital stock or other securities of ONB, Orange or Mortgage Brokerage, provided, however, that subject to Section 6.11, ONB may pay to its shareholders between the date hereof and the Effective Time of Merger one cash dividend for each fiscal quarter commencing with the quarter beginning July 1, 1999 in an amount which shall not exceed $0.15 per share and in a manner and with a record date and payment date consistent with past practices;

            6.1.3 purchase, redeem or otherwise acquire any capital stock or other securities of ONB, Orange or Mortgage Brokerage or any rights, options, or securities to acquire any capital stock or other securities of ONB, Orange or Mortgage Brokerage;

            6.1.4 except as may be required to effect the transactions contemplated herein, amend its Articles of Incorporation, Articles of Association or Bylaws;

            6.1.5 grant any general or uniform increase in the rate of pay of employees or employee benefits, except in the ordinary course of business consistent with past practice, provided, however, that nothing herein shall be construed to prevent the payment in cash, and in a manner and amount consistent with past practice, of directors' fees for services provided in the normal and ordinary course of business;

            6.1.6 grant any increase in salary, incentive compensation or employee benefits or pay any bonus to any Person except in the ordinary course of business consistent with past practice, and pursuant to any written contractual obligations as of the date hereof, or voluntarily accelerate the vesting of any employee benefits, and except as provided in Article XII of this Agreement;

            6.1.7 make any capital expenditure or commitments with respect thereto in excess of $25,000 in the aggregate, except for ordinary repairs, renewals and replacements;

            6.1.8 compromise or otherwise settle or adjust any assertion or claim of a deficiency in taxes (or interest thereon or penalties in connection therewith), extend the statute of limitations with any tax authority or file any pleading in court in any tax litigation or any appeal from an asserted deficiency, or file or amend any federal, foreign, state or local tax return, or make any tax election;

            6.1.9 grant, renew or commit to grant or renew any extension of credit if such extension of credit, together with all other credit then outstanding to the same Person and all Affiliated Persons, would exceed the greater of $100,000 or Orange's individual branch manager's lending limit (consent shall be deemed granted if within one business day of written notice delivered to CVB's Chief Lending Officer, notice of objection is not received by
ONB);

            6.1.10 change its tax or accounting policies and procedures or any method or period of accounting unless required by generally accepted accounting principles or a Governmental Entity;

            6.1.11 grant or commit to grant any extension of credit or amend the terms of any such credit outstanding on the date hereof to any executive officer, director or holder of 10% or more of the outstanding ONB Stock, or any Affiliate of such Person, if such credit would exceed $100,000 (consent shall be deemed granted if within one business day of written notice delivered to CVB's Chief Lending Officer, notice of objection is not received by ONB);

            6.1.12 close any offices at which business is conducted or open any new offices;

            6.1.13 adopt or enter into any new employment agreement or other employee benefit plan or arrangement or amend or modify any employment agreement or employee benefit plan or arrangement of any such type except for such amendments as are required by law;

            6.1.14 initiate, solicit or encourage (including by way of furnishing information or assistance), or take any other action intended to facilitate, any inquiries or the making of any proposal which constitutes, or may reasonably be expected to lead to, any Competing Transaction (as such term is defined below), or negotiate with any person in furtherance of such inquiries or to obtain a Competing Transaction, or agree to or endorse any Competing Transaction, or authorize or permit any of its or Orange's officers, directors or employees or any investment banker, financial advisor, attorney, accountant or any other representative retained by it or any of its Affiliates to take any such action, and ONB shall promptly notify CVB (orally and in writing) of all of the relevant details relating to all inquiries and proposals which it may receive relating to any of such matters. For purposes of this Agreement, "Competing Transaction" shall mean any of the following involving ONB or Orange: any merger, consolidation, share exchange or other business combination; a sale, lease, exchange, mortgage, pledge, transfer or other disposition of assets of ONB or Orange representing 10% or more of the consolidated assets of ONB; a sale of shares of capital stock (or securities convertible or exchangeable into or otherwise evidencing, or any agreement or instrument evidencing, the right to acquire capital stock), representing 10% or more of the voting power of ONB or Orange; a tender offer or exchange offer for at least 10% of the outstanding shares; a solicitation of proxies in opposition to approval of the Merger by ONB's shareholders; or a public announcement of an unsolicited bona fide proposal, plan, or intention to do any of the foregoing. Notwithstanding any other provision in this Section 6.1.14 or elsewhere in this Agreement, (a) nothing herein shall prevent ONB's Board of Directors from disclosing to ONB's shareholders a position with respect to a tender offer pursuant to Rule 14d-9 and 14e-2 promulgated under the Exchange Act and (b) this Agreement shall not restrict ONB from taking any action if the Board of Directors of ONB concludes in good faith based upon consultation with its outside legal counsel, that such action is required in order for the Board of Directors of ONB to avoid a substantial risk of liability with respect to its fiduciary obligations to the ONB shareholders under applicable law; provided, however, that nothing herein shall prohibit CVB from terminating this Agreement pursuant to Section 13.1.8 hereof.

            6.1.15 make any material change in any basic policies and practices with respect to liquidity management and cash flow planning, marketing, deposit origination, lending, budgeting, profit and tax planning, personnel practices or any other material aspect of ONB's or Orange's business or operations, except such changes as may be required in the opinion of ONB's or Orange's management to respond to economic or market conditions or as may be required by any Governmental Entity;

            6.1.16 grant any Person a power of attorney or similar authority;

            6.1.17 make any investment by purchase of stock or securities (including an Investment Security), contributions to capital, property transfers or otherwise in any other Person, except for federal funds or obligations of the United States Treasury or an agency of the United States Government the obligations of which are entitled to or implied to have the full faith and credit of the United States government and which have an original maturity not in excess of one year, or bank qualified investment grade municipal bonds, in any case, in the ordinary course of business consistent with past practices and which are not designated as trading;

            6.1.18 amend or modify any Scheduled Contract or enter into any agreement or contract that would be a Scheduled Contract under Section 4.16;

            6.1.19 sell, transfer, mortgage, encumber or otherwise dispose of any assets or release or waive any claim, except in the ordinary course of business and consistent with past practices;

            6.1.20 take any action which would or is reasonably likely to (i) adversely affect the ability of CVB, CBB, ONB or Orange to obtain any necessary approval of any Governmental Entity required for the transactions contemplated hereby; (ii) adversely affect ONB's ability to perform its covenants and agreements under this Agreement; or (iii) result in any of the conditions to the performance of CVB's or ONB's obligations hereunder, as set forth in Articles 9 or 10 herein not being satisfied;

            6.1.21 make any special or extraordinary payments to any Person in an aggregate amount to that Person which is excess of $10,000, provided, however, payments pursuant to this Section 6.1.21 may not be made to any employee of ONB or Orange;

            6.1.22 reclassify any Investment Security from hold-to-maturity or available for sale to trading;

            6.1.23 sell any security other than in the ordinary course of business, or engage in gains trading;

            6.1.24 take title to any real property without conducting prior thereto an environmental investigation, which investigation shall disclose the absence of any suspected environmental contamination;

            6.1.25 take or cause to be taken any action which would disqualify either the Merger or the Bank Merger as a "reorganization" within the meaning of
Section 368 of the Code or prevent CVB from accounting for the business combination to be effected by the Merger and the Bank Merger as a pooling-of-interests;

            6.1.26 settle any claim, action or proceeding involving any material liability for monetary damages or enter into any settlement agreement containing material obligations;

            6.1.27 make, acquire a participation in, or reacquire an interest in a participation sold of, any loan that is not in compliance with its normal credit underwriting standards, policies and procedures as in effect on December 31, 1998; or renew, extend the maturity of, or alter any of the material terms of any such loan for a period of greater than six months;

            6.1.28 incur any indebtedness for borrowed money or assume, guaranty, endorse or otherwise as an accommodation become responsible for the obligations of any other person, except for (i) in connection with banking transactions with banking customers in the ordinary course of business, or (ii) short-term borrowings made at prevailing market rates and terms; or

            6.1.29 agree or make any commitment to take any actions prohibited by this Section 6.1.

        6.2 Affirmative Conduct Prior to Effective Time of the Merger. Between the date hereof and the Effective Time of the Merger, ONB shall (and shall cause Orange and Mortgage Brokerage to):

            6.2.1 use its commercially reasonable efforts consistent with this Agreement to maintain and preserve intact its present business organization and to maintain and preserve its relationships and goodwill with account holders, borrowers, employees and others having business relationships with ONB, Orange or Mortgage Brokerage;

            6.2.2 use its commercially reasonable efforts to keep in full force and effect all of the existing material permits and licenses of ONB, Orange and Mortgage Brokerage;

            6.2.3 use its commercially reasonable efforts to maintain insurance coverage at least equal to that now in effect on all properties for which it is responsible and on its business operations;

            6.2.4 perform its material contractual obligations and not become in material default on any such obligations;

            6.2.5 duly observe and conform in all material respects to all lawful requirements applicable to its business;

            6.2.6 maintain its assets and properties in good condition and repair, normal wear and tear excepted;

            6.2.7 promptly upon learning of such information, advise CVB in writing of any event or any other transaction within its knowledge whereby any Person or Related Group of Persons acquires, directly or indirectly, record or beneficial ownership or control (as defined in Rule 13d-3 promulgated by the SEC under the Exchange Act) of 5% or more of the outstanding ONB Stock prior to the record date fixed for the ONB Shareholders' Meeting or any adjourned meeting thereof to approve this Agreement and the transactions contemplated herein;

            6.2.8 promptly notify CVB regarding receipt from any tax authority of any notification of the commencement of an audit, any request to extend the statute of limitations, any statutory notice of deficiency, any revenue agent's report, any notice of proposed assessment, or any other similar notification of potential adjustments to the tax liabilities of ONB, or any actual or threatened collection enforcement activity by any tax authority with respect to tax liabilities of ONB;

            6.2.9 make available to CVB monthly unaudited balance sheets and income statements of ONB within 25 days after the close of each calendar month;

            6.2.10 not later than the 30th day of each calendar month, amend or supplement the ONB Lists prepared and delivered pursuant to Article 4 to ensure that the information set forth in the ONB Lists accurately reflects the then-current status of ONB and Orange. ONB shall further amend or supplement the ONB Lists as of the Closing Date if necessary to reflect any additional information that needs to be included in the ONB Lists;

            6.2.11 use its commercially reasonable efforts to obtain any third-party consent with respect to any contract, agreement, lease, license, arrangement, permit or release that is material to the business of ONB or Orange or that is contemplated in this Agreement as required in connection with the Merger or the Bank Merger;

            6.2.12 maintain an allowance for loan and lease losses consistent with practices and methodology as in effect on the date of the execution of this Agreement;

            6.2.13 furnish to Manatt, Phelps & Phillips, LLP promptly upon its written request written representations and certificates as deemed reasonably necessary or appropriate for purposes of enabling Manatt, Phelps & Phillips, LLP to render the tax opinion referred to in Section 9.6 hereof.

        6.3 Access to Information.

            6.3.1 ONB will afford, upon reasonable request, to CVB and its representatives, counsel, accountants, agents and employees reasonable access during normal business hours to all of their business, operations, properties, books, files and records and will do everything reasonably necessary to enable CVB and its representatives, counsel, accountants, agents and employees to make a complete examination of the financial statements, business, assets and properties of ONB and Orange and the condition thereof and to update such examination at such intervals as CVB shall deem appropriate. Such examination shall be conducted in cooperation with the officers of ONB and Orange and in such a manner as to minimize any disruption of, or interference with, the normal business operations of ONB and Orange. Upon the request of CVB, ONB will request M&P to provide reasonable access to representatives of Deloitte & Touche working on behalf of CVB to auditors' work papers with respect to the business and properties of ONB and Orange, including tax accrual work papers prepared for ONB and Orange during the preceding 60 months, other than (a) books, records and documents covered by the attorney-client privilege, or that are attorneys' work product, and (b) books, records and documents that ONB or Orange is legally obligated to keep confidential. No examination or review conducted under this section shall constitute a waiver or relinquishment on the part of CVB of the right to rely upon the representations and warranties made by ONB herein; provided, that CVB shall disclose to ONB any fact or circumstance it may discover which CVB believes renders any representation or warranty made by ONB hereunder incorrect in any respect. CVB covenants and agrees that it, its subsidiaries, and their respective representatives, counsel, accountants, agents and employees will hold in strict confidence all documents and information concerning ONB and Orange so obtained from any of them (except to the extent that such documents or information are a matter of public record or require disclosure in the Proxy Statement and Prospectus or any of the public information of any applications required to be filed with any Governmental Entity to obtain the approvals and consents required to effect the transactions contemplated hereby), and if the transactions contemplated herein are not consummated, such confidence shall be maintained and all such documents shall be returned to ONB.

            6.3.2 A representative of CVB, selected by CVB in its sole discretion, shall be authorized and permitted to review each loan, lease, or other credit funded or renewed by ONB or Orange after the date hereof, and all information associated with such loan, lease or other credit within three Business Days of such funding or renewal, such review to take place, if possible, on ONB's premises.

            6.3.3 A representative of CVB, selected by CVB in its sole discretion, shall be permitted by ONB and Orange to attend all regular and special Board of Directors' and committee meetings of ONB and Orange from the date hereof until the Effective Time of the Merger; provided, however, that the attendance of such representative shall not be permitted at any meeting, or portion thereof, for the purpose of discussing the transactions contemplated or affected by this Agreement or the obligations of ONB under this Agreement.

        6.4 Review by Accountants. Promptly upon request of CVB, ONB will request M&P to permit representatives of Deloitte & Touche working on behalf of CVB to review and examine the work papers of M&P relating to ONB and Orange and the Financial Statements of ONB and to review and examine the work papers of M&P relating to any future completed audits or completed reviews of ONB and Orange.

        6.5 Filings. ONB agrees that through the Effective Time of the Merger, each of ONB's or Orange's reports, registrations, statements and other filings required to be filed with any applicable Governmental Entity will comply in all material respects with all the applicable statutes, rules and regulations enforced or promulgated by the Governmental Entity with which it will be filed and none will contain any untrue statement of material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. Any financial statement contained in any such report, registration, statement or other filing that is intended to present the financial position of the entity to which it relates will fairly present the financial position of such entity and will be prepared in accordance with generally accepted accounting principles or applicable banking regulations consistently applied during the periods involved, except where any misstatement or omission (other than for financial statements filed with the SEC) would not make the statements therein, in light of the circumstances under which they were made, misleading.

        6.6 Notices; Reports. ONB will promptly notify CVB of any event of which ONB obtains knowledge which has had or may reasonably be expected to have a material adverse effect on the financial condition, operations, business or prospects of ONB on a consolidated basis, or in the event that ONB determines that it is unable to fulfill any of the conditions to the performance of CVB's obligations hereunder, as set forth in Articles 9 or 11 herein, and ONB will furnish CVB (i) as soon as available, and in any event within one Business Day after it is mailed or delivered to the Board of Directors of ONB or Orange or committees thereof, any report by ONB or Orange for submission to the Board of Directors of ONB or Orange or committees thereof, provided, however, that ONB need not furnish to CVB communications of ONB's legal counsel regarding ONB's rights and obligations under this Agreement or the transactions contemplated hereby, or books, records and documents covered by confidentiality agreements or the attorney-client privilege, or which are attorneys' work product, (ii) as soon as available, all proxy statements, information statements, financial statements, reports, letters and communications sent by ONB to its shareholders or other security holders, and all reports filed by ONB or Orange with the FRB, the FDIC, the OCC or the DFI, and (iii) such other existing reports as CVB may reasonably request relating to ONB or Orange.

        6.7 ONB Shareholders' Meeting. Promptly after the execution of this Agreement, ONB will take action necessary in accordance with applicable law and its Articles of Incorporation and Bylaws to convene a meeting of its shareholders to consider and vote upon this Agreement and the transactions contemplated hereby so as to permit the consummation of the transactions contemplated hereby. The Board of Directors of ONB shall, subject to its fiduciary duties, recommend that its shareholders approve this Agreement and the transactions contemplated hereby, and the Board of Directors of ONB shall, subject to its fiduciary duties, use its best efforts to obtain the affirmative vote of the holders of the largest possible percentage of the outstanding ONB Stock to approve this Agreement and the transactions contemplated hereby.

        6.8 Certain Loans and Other Extensions of Credit. ONB will promptly inform CVB of the amounts and categories of any loans, leases or other extensions of credit that have been classified by any bank regulatory authority or by any unit of ONB or Orange or by any other Person as "Criticized," "Specially Mentioned," "Substandard," "Doubtful," "Loss" or any comparable classification ("Classified Credits"). ONB will furnish CVB, as soon as practicable, and in any event within 20 days after the end of each calendar month, schedules including the following: (a) Classified Credits (including with respect to each credit its classification category and the originating unit);
(b) nonaccrual credits (including the originating unit); (c) accrual exception credits that are delinquent 90 or more days and have not been placed on nonaccrual status (including its originating unit); (d) credits delinquent as to payment of principal or interest (including its originating unit), including an aging into current-to-29, 30-59, 60-89, and 90+ day categories; (e) participating loans and leases, stating, with respect to each, whether it is purchased or sold and the originating unit; (f) loans or leases (including any commitments) by ONB or Orange to any ONB or Orange director, officer at or above the senior vice president level, or shareholder holding 10% or more of the capital stock of ONB, including with respect to each such loan or lease the identity and, to the knowledge of ONB, the relation of the borrower to ONB or Orange, and the outstanding and undrawn amounts; (g) letters of credit (including the originating unit); (h) loans or leases wholly or partially charged off during the previous month (including with respect to each loan or lease, the originating amount, the write-off amount and its originating unit); and (i) other real estate or assets acquired in satisfaction of debt.

        6.9 Applications. Subject to Section 7.5, ONB will promptly prepare or cause to be prepared the portions of the Proxy Statement and Prospectus as it pertains to ONB or Orange and any other applications necessary to consummate the transactions contemplated hereby, and further agrees to provide any information requested by CVB for the preparation of any applications necessary to consummate the transactions contemplated hereby. ONB shall afford CVB a reasonable opportunity to review the portions of the Proxy Statement and Prospectus pertaining to ONB or Orange and all such applications and all amendments and supplements thereto before the filing thereof. ONB covenants and agrees that, with respect to the information relating to ONB or Orange, the Proxy Statement and Prospectus will comply in all material respects with the provisions of applicable law, and will not contain any untrue statement of material fact or omit to state any material fact required to be stated therein or necessary to make the statements contained therein, in light of the circumstances under which they were made, not misleading. ONB will use its commercially reasonable efforts to obtain all regulatory approvals or consents necessary to effect the Merger and the transactions contemplated herein.

        6.10 Affiliate Agreements. Concurrently with the execution of this Agreement, (a) ONB shall deliver to CVB a letter identifying all persons who are then "affiliates" of ONB for purposes of Rule 145 under the Securities Act and
(b) ONB shall advise the persons identified in such letter of the resale restrictions imposed by applicable securities laws and shall use reasonable efforts to obtain from each person identified in such letter a written agreement substantially in the form attached hereto as Exhibit C. ONB shall use reasonable efforts to obtain from any person who becomes an affiliate of ONB after ONB's delivery of the letter referred to above, and on or prior to the date of the ONB Shareholders' Meeting to approve this Agreement, a written agreement substantially in the form attached as Exhibit C hereto as soon as practicable after obtaining such status.

        6.11 Coordination of Dividends. ONB shall coordinate with CVB the declaration of any dividends that may be allowed pursuant to Section 6.1.2 hereof, and the record date and the payment dates relating thereto, it being the intention of the parties that holders of ONB Stock shall not receive two dividends, or fail to receive one dividend, for any applicable dividend period with respect to their shares of ONB Stock and any shares of CVB Stock any such holder will receive in exchange therefor in the Merger.

        6.12 Bank Merger. ONB and Orange shall, at the request of CVB, (i) take all necessary corporate and other action, to adopt and approve the Bank Merger,
(ii) execute, deliver, and, where appropriate, file any and all documents necessary or desirable to permit the Bank Merger immediately following the Merger, and (iii) take and cause to be taken any other action to permit the consummation of transactions contemplated in connection with the Bank Merger. Neither ONB nor Orange shall take any action that would prevent performance.

        6.13 Mortgage Brokerage. At the request of CVB, ONB shall promptly take all action necessary to merge Mortgage Brokerage into Orange or dissolve Mortgage Brokerage as a corporation.

                                   ARTICLE 7.

              COVENANTS OF CVB PENDING EFFECTIVE TIME OF THE MERGER

            CVB covenants and agrees with ONB as follows:

        7.1 Limitation on Conduct Prior to Effective Time of the Merger. Between the date hereof and the Effective Time of the Merger, except as contemplated by this Agreement and subject to requirements of law and regulation generally applicable to bank holding companies and banks, each of CVB and its subsidiaries shall not, without the prior written consent of ONB, which consent shall not be unreasonably withheld:

            7.1.1 take any action which would or is reasonably likely to (i) adversely affect the ability of CVB to obtain any necessary approvals of any Governmental Entity required for the transactions contemplated hereby; (ii) adversely affect CVB's ability to perform its covenants and agreements under this Agreement; or (iii) result in any of the conditions to the performance of CVB's obligations hereunder, as set forth in Articles 9 or 11 herein not being satisfied;

            7.1.2 take or cause to be taken any action which would disqualify the Merger as a "reorganization" within the meaning of Section 368 of the Code or prevent CVB from accounting for the business combination to be effected by the Merger as a pooling-of-interests;

            7.1.3 amend its articles of incorporation in any respect which would materially and adversely affect the rights and privileges attendant to the CVB Stock; or

            7.1.4 agree or make any commitment to take any actions prohibited by this Section 7.1.

        7.2 Affirmative Conduct of CVB and Subsidiaries Prior to Effective Time of the Merger. Between the date hereof and the Effective Time of the Merger, CVB shall:

            7.2.1 duly observe and conform in all material respects to all lawful requirements applicable to the business of CVB or any subsidiary of CVB;

            7.2.2 use its commercially reasonable efforts to obtain any third party consent with respect to any contract, agreement, lease, license, arrangement, permit or release that is material to the business of CVB on a consolidated basis and that is contemplated in this Agreement as required in connection with the Merger; and

            7.2.3 not later than the 20th day of each calendar month, amend or supplement the CVB Lists prepared and delivered pursuant to Article 5 to ensure that the information set forth in the CVB Lists accurately reflects the then-current status of CVB and its subsidiaries. CVB shall further amend or supplement the CVB Lists as of the Closing Date if necessary to reflect any additional information that needs to be included in the CVB Lists.

        7.3 Access to Information. Upon reasonable request by ONB, CVB shall (i) make its Chief Operating Officer/Chief Financial Officer and Controller available to discuss with ONB and its representatives CVB's operations; and (ii) shall provide ONB with written information which is (a) similar to the written information that ONB reviewed in connection with this Agreement, and (b) related to CVB's business condition, operations and prospects on a consolidated basis. No examination or review conducted under this section shall constitute a waiver or relinquishment on the part of ONB of the right to rely upon the representations and warranties made by CVB herein; provided, that ONB shall disclose to CVB any fact or circumstance it may discover which ONB believes renders any representation or warranty made by CVB hereunder incorrect in any respect. ONB covenants and agrees that it and its representatives, counsel, accountants, agents and employees will hold in strict confidence all documents and information concerning CVB so obtained (except to the extent that such documents or information are a matter of public record or require disclosure in the Proxy Statement and Prospectus or any of the public information of any applications required to be filed with any Governmental Entity to obtain the approvals and consents required to effect the transactions contemplated hereby), and if the transactions contemplated herein are not consummated, such confidence shall be maintained and all such documents shall be returned to CVB. CVB shall promptly provide ONB with copies of as soon as available, of all proxy statements, information statements, financial statements, reports, letters and communications sent by CVB to its shareholders or other security holders, and all public reports filed by CVB or CBB with the FRB, FDIC, OCC or the DFI.

        7.4 Filings. CVB agrees that through the Effective Time of the Merger, each of its reports, registrations, statements and other filings required to be filed with any applicable Governmental Entity will comply in all material respects with all the applicable statutes, rules and regulations enforced or promulgated by the Governmental Entity with which it will be filed and none will contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. Any financial statement contained in any such report, registration, statement or other filing that is intended to present the financial position of the entities or entity to which it relates will fairly present the financial position of such entities or entity and will be prepared in accordance with generally accepted accounting principles or applicable banking regulations consistently applied during the periods involved except where any misstatement or omission (other than for those filed financial statements with the SEC) would not make the statements therein, in light of the circumstances under which they were made, misleading.

            The Board of Directors of the Surviving Corporation shall reasonably consider the filing of a Form 8-K as soon as practicable following 30 days of combined results of operations of the Surviving Corporation.

        7.5 Applications. CVB will promptly prepare and file or cause to be prepared and filed (i) an application for approval of the Merger with the FDIC, FRB and the DFI; (ii) an application for approval of the Bank Merger with the FDIC and the DFI; (iii) in conjunction with and using its best efforts to cooperate with, ONB, the Registration Statement on Form S-4 and the Proxy Statement and Prospectus as it pertains to CVB; and (iv) any other applications necessary to consummate the transactions contemplated hereby. CVB shall afford ONB a reasonable opportunity to review the Proxy Statement and Prospectus and all such applications and all amendments and supplements thereto before the filing thereof. CVB covenants and agrees that the Registration Statement on Form S-4 and the Proxy Statement and Prospectus and all applications to the appropriate regulatory agencies for approval or consent to the Merger, with respect to information relating to CVB or its subsidiaries, will comply in all material respects with the provisions of applicable law, and will not contain any untrue statement of material fact or omit to state any material fact required to be stated therein or necessary to make the statements contained therein, in light of the circumstances under which they were made, not misleading. CVB will use its commercially reasonable efforts to obtain all regulatory approvals or consents necessary to effect the Merger and the Bank Merger.

        7.6 Blue Sky. CVB agrees to use commercially reasonable efforts to have the shares of CVB Stock to be issued in connection with the Merger qualified or registered for offer and sale, to the extent required, under the securities laws of each jurisdiction in which shareholders of ONB reside.

        7.7 Notices; Reports. CVB will promptly notify ONB of any event of which CVB obtains knowledge which has had or may have a material adverse affect on the financial condition, operations, business or prospects of CVB on a consolidated basis or in the event that CVB determines that it is unable to fulfill any of the conditions to the performance of ONB's obligations hereunder, as set forth in Articles 9 or 10 herein.

        7.8 Removal of Conditions. In the event of the imposition of a condition to any regulatory approvals which CVB deems to materially adversely affect it or to be materially burdensome, CVB shall use its commercially reasonable efforts for purposes of obtaining the removal of such condition.

        7.9 Stock Options.

            7.9.1 At and as of the Effective Time of the Merger, CVB shall assume each and every outstanding option to purchase shares of ONB Stock ("ONB Stock Option") and all obligations of ONB under the ONB Stock Option Plans. Each and every ONB Stock Option so assumed by CVB under this Agreement shall continue to have, and be subject to, the same terms and conditions set forth in the ONB Stock Option Plans and in the other documents governing such ONB Stock Option immediately prior to the Effective Time of the Merger, except that: (i) such ONB Stock Option shall be exercisable for that number of whole shares of CVB Stock equal to the product of (A) the number of shares of ONB Stock that were purchasable under such ONB Stock Option immediately prior to the Effective Time of the Merger multiplied by (B) the Conversion Ratio, rounded down to the nearest whole number of shares of CVB Stock; and (ii) the per share exercise price for the shares of CVB Stock issuable upon exercise of such ONB Stock Option shall be equal to the quotient determined by dividing (A) the exercise price per share of ONB Stock at which such ONB Stock Option was exercisable immediately prior to the Effective Time of the Merger by (B) the Conversion Ratio. Prior to the Effective Time of the Merger, CVB shall issue to each holder of an outstanding ONB Stock Option a document evidencing the assumption of such ONB Stock Option by CVB pursuant to this Section 7.9.

            7.9.2 CVB shall comply with the terms of the ONB Stock Option Plan and use its reasonable best efforts so that, to the extent required by, and subject to the provisions of, such

Plans, ONB Stock Options which qualify as incentive stock options prior to the Effective Time of the Merger qualify as incentive stock options of CVB after the Effective Time of the Merger.

            7.9.3 At or prior to the Effective Time of the Merger, CVB shall take all corporate action necessary to reserve for issuance a sufficient number of shares of CVB Stock for delivery upon exercise of CVB Stock Options assumed by it in accordance with this Section 7.9. At the Effective Time, or as soon as practicable thereafter, CVB shall, if necessary, file a registration statement on Form S-8, as the case may be (or any successor or other appropriate forms); or another appropriate form with respect to the shares of CVB Common Stock subject to such options and shall use all reasonable efforts to maintain the effectiveness of such registration statement (and maintain the current status of the prospectus or prospectuses contained therein) for so long as such options remain outstanding.

        7.10 Reservation, Issuance and Registration of CVB Stock. CVB shall reserve and make available for issuance in connection with the Merger and in accordance with the terms and conditions of this Agreement such number of shares of CVB Stock to be issued to the shareholders of ONB in the Merger pursuant to
Article 2 hereof.

        7.11 AMEX Listing. CVB shall use its commercially reasonable efforts to cause the shares of CVB Stock to be issued in the Merger to be approved for listing on the American Stock Exchange, subject to official notice of issuance, prior to the Effective Time of the Merger.

        7.12 CVB Shareholders' Meeting. Promptly after the execution of this Agreement, CVB will take action necessary in accordance with applicable law and its Articles of Incorporation and Bylaws to convene a meeting of its shareholders, if required by applicable law, to consider and vote upon the Agreement and the transactions contemplated hereby so as to permit the consummation of the transactions contemplated hereby. The Board of Directors of CVB shall, subject to its fiduciary duties, recommend that its shareholders approve this Agreement and the transactions contemplated hereby. The Board of Directors of CVB shall further execute shareholders' agreements within 15 business days of the date hereof agreeing to vote their shares in favor of the Merger.


                                   ARTICLE 8.

                              ADDITIONAL COVENANTS

            The parties hereto hereby mutually covenant and agree with each other as follows:

        8.1 Best Efforts. Subject to the terms and conditions of this Agreement, each party will use its best efforts to take, or cause to be taken, all actions and to do, or cause to be done, all things necessary, proper or advisable under applicable laws and regulations to consummate the transactions contemplated by this Agreement as promptly as practical, including cooperation in preparation of the Applications identified in Section 7.5 of this Agreement and including using their respective best efforts to qualify the Merger and the Bank Merger for pooling of interests accounting treatment. Each party will use its best efforts to resolve and correct all typographical or other administrative errors which may arise in or relating to this Agreement or in the other documents prepared or executed in connection herewith.

        8.2 Public Announcements. No press release or other public disclosure of matters related to this Agreement or any of the transactions contemplated hereby shall be made by CVB or ONB unless the other party shall have provided its prior consent to the form and substance thereof; provided, however, that nothing herein shall be deemed to prohibit any party hereto, following notice to the other party, from making any disclosure which its counsel deems necessary or advisable in order to fulfill such party's disclosure obligations imposed by law.

        8.3 Environmental Assessment and Remediation. CVB may cause to be prepared at CVB's sole cost and expense within 45 days of the date of this Agreement one or more phase I environmental investigations with respect to the Real Property set forth on the ONB Real Property List. In the event any such phase I environmental investigation report, or any such report which ONB or Orange has already obtained on any of the Real Property set forth on ONB's Real Property List, discloses facts which, in the sole discretion of CVB, warrant further investigation, CVB shall provide written notice to ONB, and ONB shall be required to cause to be completed within 60 days of such written notice, at the sole cost and expense of CVB, a phase II environmental investigation and report with respect to such property. The consultant engaged by ONB to conduct such investigation and provide such report shall be acceptable to CVB. CVB shall have 10 days from the receipt of such investigation report to object thereto, which objection shall be by written notice. In the event of any such objection, CVB shall engage an environmental consultant satisfactory to ONB who shall provide an estimate of the cost of taking any remedial action recommended or suggested in such phase II environmental investigation report, or which is required by law, or which is determined to be prudent by CVB, in its sole discretion, and, unless the estimated cost of such Remediation for which an independent third-party consultant, jointly selected by ONB and CVB, would determine ONB or Orange would be responsible for paying is in excess of $250,000 (and written notice thereof provided by ONB to CVB) ONB shall immediately commence such Remediation, all at the sole cost and expense of ONB. In the event such environmental consultant determines that the estimated cost of such remediation for which an independent third party consultant, jointly selected by ONB and CVB would determine ONB or Orange would be responsible for paying is in excess of $250,000, CVB shall have the right to terminate the Agreement pursuant to
Section 13.1.9 hereof before the expiration of 21 days from the date of such written notice.

            CVB agrees to keep confidential and not to disclose any nonpublic information obtained in the course of such environmental investigation relating to environmental contamination or suspected contamination of any property on the ONB Real Property List, except as required by law.

        8.4 Execution of Stock Option Agreement. Simultaneously with the execution of this Agreement and as a condition thereto, ONB and CVB shall have executed and delivered a stock option agreement which grants CVB an option to acquire up to 19.9% of the issued and outstanding shares of ONB stock upon the occurrence of certain circumstances, substantially in the form attached hereto as Exhibit D.

                                   ARTICLE 9.

                       CONDITIONS PRECEDENT TO THE MERGER

            The obligations of each of the parties hereto to consummate the transactions contemplated herein are subject to the satisfaction, on or before the Closing Date, of the following conditions:

        9.1 Shareholder Approval. The Agreement and the transactions contemplated hereby shall have received all requisite approvals of the shareholders of ONB and CVB.

        9.2 No Judgments or Orders. No judgment, decree, injunction, order or proceeding shall be outstanding or threatened by any Governmental Entity which prohibits or restricts the effectuation of, or threatens to invalidate or set aside, the Merger or the Bank Merger substantially in the form contemplated by this Agreement, unless counsel to the party against whom such action or proceeding was instituted or threatened renders to the other parties hereto an opinion that such judgment, decree, injunction, order or proceeding is without merit.

        9.3 Regulatory Approvals. To the extent required by applicable law or regulation, all approvals or consents of any Governmental Entity, including, without limitation, those of the FRB, the FDIC and the DFI shall have been obtained or granted for the Merger and the Bank Merger and the transactions contemplated hereby and the applicable waiting period under all laws shall have expired. All other statutory or regulatory requirements for the valid completion of the transactions contemplated hereby shall have been satisfied.

        9.4 Securities Laws. The Registration Statement on Form S-4 shall have been declared effective by the SEC and shall not be the subject of any stop order or proceedings seeking or threatening a stop order. CVB shall have received all state securities or "Blue Sky" permits and other authorizations necessary to issue the CVB Stock to consummate the Merger.

        9.5 Listing. The CVB Stock issuable in the Merger shall have been included for listing on AMEX.

        9.6 Tax Opinions. CVB and ONB shall have received from Manatt, Phelps & Phillips, LLP an opinion reasonably satisfactory to CVB and ONB to the effect that the Merger and the Bank Merger shall not result in the recognition of gain or loss for federal income tax purposes to CVB, CBB, ONB or Orange, nor shall the issuance of the CVB Stock result in the recognition of gain or loss by the holders of ONB Stock who receive such stock in connection with the Merger, dated prior to the date the Proxy Statement and Prospectus is first mailed to the shareholders of ONB and CVB and such opinions shall not have been withdrawn or modified in any material respect.

        9.7 Pooling of Interests. Immediately prior to the Effective Time of the Merger, CVB shall have received from Deloitte & Touche a written confirmation that the Merger and the Bank Merger will qualify for pooling-of-interests accounting treatment. In making its determination that the Merger and the Bank Merger will qualify for such treatment, Deloitte & Touche shall be entitled to assume that cash will be paid with respect to all shares held of record by any holder of ONB and CVB Dissenting Shares. Immediately prior to the Effective Time of the Merger, CVB and Deloitte & Touche shall have received from McGladry & Pullen a written confirmation that ONB and Orange qualify for pooling of interests accounting treatment in the Merger and Bank Merger.


                                  ARTICLE 10.

                 CONDITIONS PRECEDENT TO THE OBLIGATIONS OF ONB

             All of the obligations of ONB to effect the transactions contemplated hereby shall be subject to the satisfaction, on or before the Closing Date, of the following conditions, any of which may be waived in writing by ONB:

        10.1 Legal Opinion. ONB shall have received the opinion of Manatt, Phelps & Phillips, LLP, dated as of the Closing Date, and in form and substance satisfactory to the counsel of ONB and Orange, to the effect that: (i) CVB is a corporation validly existing under the laws of the State of California with full corporate power and authority to enter into this Agreement and to consummate the transactions contemplated hereby; (ii) all corporate proceedings on the part of CVB necessary to be taken in connection with the Merger in order to make the same effective have been duly and validly taken; (iii) this Agreement and the Agreement of Merger have been duly and validly authorized, executed and delivered on behalf of CVB and constitute (subject to standard exceptions of enforceability arising from the bankruptcy laws and rules of equity) valid and binding agreements of CVB; and (iv) the shares of CVB Stock to be issued in the Merger will, when issued, be duly authorized, validly issued, fully paid and nonassessable.

        10.2 Representations and Warranties; Performance of Covenants. All the covenants, terms and conditions of this Agreement to be complied with and performed by CVB on or before the Closing Date shall have been complied with and performed in all material respects. Each of the representations and warranties of CVB contained in Article 5 hereof shall have been true and correct in all material respects (except that where any statement in a representation or warranty expressly includes a standard of materiality, such statement shall be true and correct in all respects) on and as of the date of this Agreement and (except to the extent such representations and warranties speak as of an earlier date or for changes expressly contemplated by this Agreement) on and as of the Closing Date, with the same effect as though such representations and warranties had been made on and as of the Closing Date. It is understood and acknowledged that the representations being made on and as of the Closing Date shall be made without giving effect to any update with respect to the CVB Lists in accordance with Section 7.2.3.

        10.3 Authorization of Merger. All actions necessary to authorize the execution, delivery and performance of this Agreement and the Agreement of Merger by CVB and the consummation of the transactions contemplated hereby and thereby shall have been duly and validly taken by the Board of Directors of CVB, as required by applicable law, and CVB shall have full power and right to merge pursuant to the Agreement of Merger.

        10.4 Absence of Certain Changes. Between the date of this Agreement and the Effective Time of the Merger, there shall not have occurred any event that has had or could reasonably be expected to have a material adverse effect on the business, financial condition, results of operations or prospects of CVB on a consolidated basis, whether or not such event, change or effect is reflected in the CVB Lists as amended or supplemented after the date of this Agreement.

        10.5 Officers' Certificate. There shall have been delivered to ONB on the Closing Date a certificate executed by the Chief Executive Officer and the Chief Financial Officer of CVB certifying, to the best of their knowledge, compliance with all of the provisions of Sections 10.2, 10.3 and 10.4.

        10.6 Fairness Opinion. ONB shall have received a letter from First Security--Van Kasper, or such other nationally recognized advisory firm reasonably selected by ONB, dated as of a date within five Business Days of the mailing of the Proxy Statement and Prospectus to the shareholders of ONB, to the effect that the transactions contemplated by this Agreement are fair from a financial point of view to the shareholders of ONB.


                                  ARTICLE 11.

                   CONDITIONS PRECEDENT TO OBLIGATIONS OF CVB

             All of the obligations of CVB to effect the transactions contemplated hereby shall be subject to the satisfaction, on or before the Closing Date, of the following conditions, any of which may be waived in writing by CVB:

        11.1 Legal Opinion. CVB shall have received the opinion of Brobeck, Phleger & Harrison, LLP, attorneys for ONB, and in form and substance satisfactory to the counsel of CVB, to the effect that: (i) ONB is a corporation duly incorporated and validly existing under the laws of the State of California with full corporate power and authority to enter into this Agreement and the Agreement of Merger and to consummate the transactions contemplated hereby and thereby; (ii) Orange is a national association duly incorporated and validly existing under the laws of the United States with full corporate power and authority to enter into the Agreement of Bank Merger and to consummate the transactions contemplated thereby; (iii) all corporate proceedings on the part of ONB necessary to be taken in connection with the Merger and by Orange in connection with the Bank Merger in order to make the same effective have been duly and validly taken; and (iv) this Agreement and the Agreement of Merger and the Agreement of Bank Merger have been duly and validly authorized, executed and delivered on behalf of ONB and Orange, and constitute (subject to standard exceptions of enforceability arising from the bankruptcy laws and rules of equity) valid and binding agreements of ONB and Orange, as applicable.

        11.2 Representations and Warranties; Performance of Covenants. All the covenants, terms and conditions of this Agreement to be complied with and performed by ONB at or before the Closing Date shall have been complied with and performed in all material respects. Each of the representations and warranties of ONB contained in Article 4 hereof shall have been true and correct in all material respects (except that where any statement in a representation or warranty expressly includes a standard of materiality, such statement shall be true and correct in all respects) on and as of the date of this Agreement and (except to the extent such representations and warranties speak as of an earlier date or for changes expressly contemplated by this

Agreement) on and as of the Closing Date, with the same effect as though such representations and warranties had been made on and as of the Closing Date. It is understood and acknowledged that the representations being made on and as of the Closing Date shall be made without giving effect to any update with respect to the ONB Lists in accordance with Section 6.2.10.

        11.3 Authorization of Mergers. All actions necessary to authorize the execution, delivery and performance of this Agreement and the Agreement of Merger by ONB and of the Agreement of Bank Merger by Orange, and the consummation of the transactions contemplated hereby and thereby shall have been duly and validly taken by the Board of Directors and shareholders of ONB and Orange, and ONB and Orange shall have full power and right to merge pursuant to the Agreement of Merger and the Agreement of Bank Merger, respectively.

        11.4 Third-Party Consents. ONB, Orange and Mortgage Brokerage shall have obtained all consents of other parties to their respective mortgages, notes, leases, franchises, agreements, licenses and permits as may be necessary to permit the Merger and the Bank Merger and the transactions contemplated herein to be consummated without a material default, acceleration, breach or loss of rights or benefits thereunder.

        11.5 Absence of Certain Changes. Between the date of this Agreement and the Effective Time of the Merger, there shall not have occurred any event that has had or could reasonably be expected to have a material adverse effect on the business, financial condition, results of operations or prospects of ONB on a consolidated basis whether or not such event, change or effect is reflected in the ONB Lists as amended or supplemented after the date of this Agreement.

        11.6 Officers' Certificate. There shall have been delivered to CVB on the Closing Date a certificate executed by the Chief Executive Officer and the Chief Financial Officer of ONB certifying, to the best of their knowledge, compliance with all of the provisions of Sections 11.2, 11.3, 11.4 and 11.5.

        11.7 Fairness Opinion. CVB shall have received a letter from Bank Advisory Group, Inc., or such other nationally recognized advisory firm reasonably selected by CVB, dated as of a date within five Business Days of the mailing of the Proxy Statement and Prospectus to the shareholders of CVB, to the effect that the transactions contemplated by this Agreement are fair from a financial point of view to the shareholders of CVB.

        11.8 Shareholder's Agreements. Concurrently with the execution of this Agreement, each director of ONB and Orange shall have executed and delivered to CVB agreements substantially in the form of Exhibit E hereto.

        11.9 Agreements Not to Compete. Concurrently with the execution of this Agreement, the directors of ONB and Orange shall have executed and delivered to CVB agreements substantially in the form of Exhibit F hereto.

        11.10 Affiliates Agreements. Concurrently with the execution of this Agreement, CVB shall have received from each person named in the letter or otherwise referred to in Section 6.10 an executed copy of an agreement substantially in the form of Exhibit C hereto.

        11.11 Employee Benefit Plans. CVB shall have received satisfactory evidence that ONB has cooperated with CVB and taken such action as CVB shall reasonably request with respect to all the ONB's employee benefit plans, programs and arrangements, including, without limitation, the ONB 401(k) Plan, as provided in Article 12 of this Agreement.

        11.12 Dissenting Shares. The number of shares of ONB Stock and CVB Stock for which demand is made to be ONB Perfected Dissenting Shares and CVB Perfected Dissenting Shares shall not exceed an amount which, when combined with other amounts payable in connection with the Merger and the Bank Merger, would result in the Merger and the Bank Merger being disqualified from pooling of interests accounting treatment.

        11.13 Resignations. At the request of CVB, ONB shall use its best efforts to deliver resignations of all the directors and executive officers of ONB and Mortgage Brokerage, effective as of the Effective Time of the Merger and, if requested by CVB, ONB shall use its best efforts to deliver the resignations of all of the directors and executive officers of Orange effective as of the Effective Time of the Bank Merger. In the event ONB is not able to deliver the resignations of all of the directors and executive officers of ONB, Mortgage Brokerage or Orange, ONB shall take such other action as CVB shall request.


                                  ARTICLE 12.

                                EMPLOYEE BENEFITS

        12.1 Employee Benefits.

             Except as otherwise provided in this Agreement or pursuant to the terms of such Employee Plans, all Employee Plans of ONB and Orange will be discontinued or merged into CVB plans, in the discretion of CVB, and employees of ONB and Orange shall become eligible for the employee benefit plans of CVB on the same terms as such plans and benefits are generally offered from time to time to employees of CVB and its subsidiaries in comparable positions with CVB or its subsidiaries. For purposes of determining such employment eligibility and vesting under the employee benefit plans of CVB (other than for the CVB 401(k) and Profit Sharing Plan), CVB shall recognize such employees' years of service with ONB or Orange beginning on the date such employees commenced employment with ONB or Orange through the Effective Time of the Merger.

             The parties hereto further agree that certain other matters respecting employee benefits shall be dealt with in a letter, dated the date hereof, between the parties and hereby incorporated by reference and made a part hereof.


                                  ARTICLE 13.

                                   TERMINATION

        13.1 Termination. This Agreement may be terminated at any time prior to the Effective Time of the Merger upon the occurrence of any of the following:

             13.1.1 By mutual agreement of the parties, in writing;

             13.1.2 By ONB (unless ONB's Board of Directors shall have withdrawn or modified in a manner adverse to CVB in any respect its recommendation of the Merger to the holders of ONB Stock) or CVB immediately upon the failure of the shareholders of ONB or CVB to give the requisite approval of this Agreement;

             13.1.3 By ONB immediately upon expiration of 30 days from delivery of written notice by ONB to CVB of CVB's breach of or failure to satisfy any covenant or agreement contained herein resulting in a material impairment of the benefit reasonably expected to be derived by ONB from the performance or satisfaction of such covenant or agreement (provided that such breach has not been waived by ONB or cured by CVB prior to expiration of such 30-day period);

             13.1.4 By CVB immediately upon expiration of 30 days from delivery of written notice by CVB to ONB of ONB's breach of or failure to satisfy any covenant or agreement contained herein resulting in a material impairment of the benefit reasonably expected to be derived by CVB from the performance or satisfaction of such covenant or agreement (provided that such breach has not been waived by CVB or cured by ONB prior to expiration of such 30-day period);

             13.1.5 By ONB or CVB upon the expiration of 30 days after any Governmental Entity denies or refuses to grant any approval, consent or authorization required to be obtained in order to consummate the transactions contemplated by this Agreement unless, within said 30-day period after such denial or refusal, all parties hereto agree to submit the application to the regulatory authority that has denied, or refused to grant the approval, consent or qualification requested;

             13.1.6 By ONB or CVB if any conditions set forth in Article 9 shall not have been met by March 31, 2000; provided, however, that this Agreement shall not be terminated pursuant to this Section 13.1.6 if the relevant condition shall have failed to occur as a result of any act or omission of the party seeking to terminate.

             13.1.7 By ONB if any of the conditions set forth in Article 10 shall not have been met, or by CVB if any of the conditions set forth in Article 11 shall not have been met, by March 31, 2000, or such earlier time as it becomes apparent that such condition shall not be met, provided, however, that this Agreement shall not be terminated pursuant to this Section 13.1.7 if the relevant condition shall have failed to occur as a result of any act or omission of the party seeking to terminate;

             13.1.8 By CVB if ONB shall have breached Section 6.1.14; or

             13.1.9 By CVB under the circumstances set forth in Section 8.3.

        13.2 Termination Date. This Agreement shall be terminated if the Closing Date shall not have occurred by March 31, 2000, unless extended in writing by the parties, provided, however, that this Agreement shall not terminate by operation of this Section 13.2 as a result of any act or omission of the party seeking to terminate.

        13.3 Effect of Termination. In the event of termination of this Agreement by either ONB or CVB as provided in Section 13.1, neither ONB nor CVB shall have any further obligation or liability to the other party except (a) with respect to the last sentences of each of Section 6.3.1, Section 7.3 and
Section 8.3, (b) with respect to Sections 14.1 and 14.2, (c) to the extent such termination results from a party's willful and material breach of the warranties and representations made by it, or willful and material failure in performance of any of its covenants, agreements or obligations hereunder; and (d) as provided in the Stock Option Agreement, attached hereto as Exhibit A, which is governed by its own terms as to termination.

        13.4 Force Majeure. ONB and CVB agree that, notwithstanding anything to the contrary in this Agreement, in the event this Agreement is terminated as a result of a failure of a condition, which failure is due to a natural disaster or other act of God, or an act of war, and provided neither party has materially failed to observe the obligations of such party under this Agreement, neither party shall be obligated to pay to the other party to this Agreement any expenses or otherwise be liable hereunder.


                                  ARTICLE 14.

                                  MISCELLANEOUS

        14.1 Expenses.

             14.1.1 CVB hereby agrees that if this Agreement is terminated by ONB pursuant to Section 13.1.3, CVB shall promptly and in any event within 10 days after such termination pay ONB all Expenses (as defined in Section 14.1.4 below) of ONB, but not to exceed $225,000.

             14.1.2 ONB hereby agrees that if the Agreement is terminated by CVB or ONB pursuant to Section 13.1.2 with respect to the failure of ONB shareholders to approve the Agreement and the transactions contemplated hereby, or by CVB pursuant to Section 13.1.4, Section 13.1.8 or Section 13.1.9, ONB shall promptly and in any event within 10 days after such termination pay CVB all Expenses of CVB, but not to exceed $300,000.

             14.1.3 Except as otherwise provided herein, all Expenses incurred by CVB and ONB in connection with or related to the authorization, preparation and execution of this Agreement, the solicitation of shareholder approvals and all other matters related to the closing of the transactions contemplated hereby, including, without limitation of the generality of the foregoing, all fees and expenses of agents, representatives, counsel and accountants employed by either such party or its affiliates, shall be borne solely and entirely by the party which has incurred the same. Notwithstanding the foregoing, CVB and ONB shall share equally the cost of printing the Proxy Statement and Prospectus.

             14.1.4 "Expenses" as used in this Agreement shall include all reasonable out-of-pocket expenses (including all fees and expenses of attorneys, accountants, investment bankers, experts and consultants to the party and its affiliates) incurred by the party or on its behalf in connection with the consummation of the transactions contemplated by this Agreement.

        14.2 Notices. Any notice, request, instruction or other document to be given hereunder by any party hereto to another shall be in writing and delivered personally or by confirmed facsimile transmission or sent by registered or certified mail, postage prepaid, with return receipt requested, addressed as follows:

               To CVB:                 CVB Financial Corp.
                                       701 North Haven Avenue
                                       Ontario, California  91764
                                       Attention:  D. Linn Wiley
                                       Facsimile Number:  (909) 481-2130

               With a copy to:         Manatt, Phelps & Phillips, LLP
                                       11355 West Olympic Boulevard
                                       Los Angeles, California 90064
                                       Attention:  William T. Quicksilver, Esq.
                                       Facsimile Number:  (310) 312-4224

               To ONB:                 Orange National Bancorp
                                       1201 East Katella Avenue
                                       Orange, California  92867
                                       Attention:  Kenneth J. Cosgrove
                                       Facsimile Number:  (714) 289-2310

               With a copy to:         Brobeck, Phleger & Harrison, LLP
                                       Spear Street Tower
                                       One Market
                                       Attention:  J. Michael Shepherd, Esq.
                                       Facsimile Number:  (415) 442-1010

             Any such notice, request, instruction or other document shall be deemed received (i) on the date delivered personally or delivered by confirmed facsimile transmission, (ii) on the next Business Day after it was sent by overnight courier, postage prepaid; or (iii) on the third Business Day after it was sent by registered or certified mail, postage prepaid. Any of the persons shown above may change its address for purposes of this section by giving notice in accordance herewith.

        14.3 Successors and Assigns. All terms and conditions of this Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective transferees, successors and assigns; provided, however, that this Agreement and all rights, privileges, duties and obligations of the parties hereto may not be assigned or delegated by any party hereto and any such attempted assignment or delegation shall be null and void.

        14.4 Counterparts. This Agreement and any exhibit hereto may be executed in one or more counterparts, all of which, taken together, shall constitute one original document and shall become effective when one or more counterparts have been signed by the appropriate parties and delivered to each party hereto.

        14.5 Effect of Representations and Warranties. The representations and warranties contained in this Agreement or in any List shall terminate immediately after the Effective Time of the Merger.

        14.6 Third Parties. Each party hereto intends that this Agreement shall not benefit or create any right or cause of action to any person other than parties hereto. As used in this Agreement the term "parties" shall refer only to CVB and ONB as the context may require.

        14.7 Lists; Exhibits; Integration. Each List, exhibit and letter delivered pursuant to this Agreement shall be in writing and shall constitute a part of the Agreement, although Lists and letters need not be attached to each copy of this Agreement. This Agreement, together with such Lists, exhibits and letters, constitutes the entire agreement between the parties pertaining to the subject matter hereof and supersedes all prior agreements and understandings of the parties in connection therewith.

        14.8 Knowledge. Whenever any statement herein or in any list, certificate or other document delivered to any party pursuant to this Agreement is made "to the knowledge" or "to the best knowledge" of any party or another Person, such party or other Person shall make such statement only after conducting an investigation reasonable under the circumstances of the subject matter thereof, and each such statement shall constitute a representation that such investigation has been conducted.

        14.9 Governing Law. This Agreement is made and entered into in the State of California, except to the extent that the provisions of federal law are mandatorily applicable, and the laws of the State of California shall govern the validity and interpretation hereof and the performance of the parties hereto of their respective duties and obligations hereunder.

        14.10 Captions. The captions contained in this Agreement are for convenience of reference only and do not form a part of this Agreement and shall not affect the interpretation hereof.

        14.11 Severability. If any portion of this Agreement shall be deemed by a court of competent jurisdiction to be unenforceable, the remaining portions shall be valid and enforceable only if, after excluding the portion deemed to be unenforceable, the remaining terms hereof shall provide for the consummation of the transactions contemplated herein in substantially the same manner as originally set forth at the date this Agreement was executed.

        14.12 Waiver and Modification; Amendment. No waiver of any term, provision or condition of this Agreement and the Agreement of Bank Merger, whether by conduct or otherwise, in any one or more instances, shall be deemed to be or construed as a further or continuing waiver of any such term, provision or condition of this Agreement. Except as otherwise required by law, this Agreement and the Agreement of Merger and the Agreement of Bank Merger, when executed and delivered, may be modified or amended by action of the Boards of Directors of CVB and ONB, and by CBB and Orange, respectively, without action by their respective shareholders. This Agreement may be modified or amended only by an instrument of equal formality signed by the parties or their duly authorized agents.

        14.13 Attorneys' Fees. If any legal action or any arbitration upon mutual agreement is brought for the enforcement of this Agreement or because of an alleged dispute, controversy, breach, or default in connection with this Agreement, the prevailing party shall be entitled to recover reasonable attorneys' fees and other costs and expenses incurred in that action or proceeding, in addition to any other relief to which it may be entitled.

             IN WITNESS WHEREOF, the parties to this Agreement have duly executed this Agreement as of the day and year first above written.



ATTEST:                                 CVB FINANCIAL CORP


                                        By  /s/ D. Linn Wiley
------------------------                   -----------------------------------
                                        D. Linn Wiley
Secretary                               President and Chief Executive Officer



ATTEST:                                 ORANGE NATIONAL BANCORP


                                        By  /s/ Kenneth Cosgrove
------------------------                   -----------------------------------
                                        Kenneth Cosgrove
Secretary                               President and Chief Executive Officer

                                  EXHIBIT LIST



A       AGREEMENT OF MERGER

B       AGREEMENT OF BANK MERGER

C       FORM OF AFFILIATE'S AGREEMENT

D       STOCK OPTION AGREEMENT

E       FORM OF NONCOMPETITION AGREEMENT

F       FORM OF SHAREHOLDER'S AGREEMENT